                                                                    EXHIBIT 10.5



                             MISSISSIPPI CANYON 441
- --------------------------------------------------------------------------------



                                LEASE AGREEMENT


                       Dated as of November _____, 1994



                                    Between


                           ENSERCH EXPLORATION, INC.
                                  as Lessor,


                                      and



                         NEW ENSERCH EXPLORATION, INC.
                                  as Lessee,



- --------------------------------------------------------------------------------

                                 TABLE OF CONTENTS
                                 -----------------

                                                                            Page
                                                                            ----

Section 1.    Defined Terms................................................    1
              -------------

Section 2.    Lease of Equipment...........................................   10
              ------------------

Section 3.    Payments.....................................................   10
              --------

Section 4.    Equipment Records and Schedules..............................   14
              -------------------------------

Section 5.    True Lease; Power of Attorney................................   15
              -----------------------------

Section 6.    Removals Without Replacements................................   15
              -----------------------------

Section 7.    Payment of Impositions; Further Assurances...................   15
              ------------------------------------------

Section 8.    Compliance with Insurance Requirements and Facility
              ---------------------------------------------------
              Agreements...................................................   16
              ----------

Section 9.    Condition and Use of Equipment; Assignment of Warranties,
              ---------------------------------------------------------
              Etc.; Quiet Enjoyment; Leasehold and Other Interests.........   17
              ----------------------------------------------------

Section 10.   Maintenance and Replacement of the Equipment; Operations.....   19
              --------------------------------------------------------

Section 11.   Liens........................................................   21
              -----

Section 12.   Permitted Contests...........................................   21
              ------------------

Section 13.   Insurance....................................................   22
              ---------

Section 14.   Required and Optional Alterations; Title to Alterations......   24
              -------------------------------------------------------

Section 15.   Events of Default and Remedies...............................   25
              ------------------------------

Section 16.   Lessee's Renewal Option; Purchase Options of Lessee and
              -------------------------------------------------------
              Lessor; Surrender of Equipment...............................   32
              ------------------------------

Section 17.   Information: Financial Information...........................   33
              ----------------------------------

Section 18.   Inspection; Right to Enter Premises of Lessee................   35
              ---------------------------------------------

Section 19.   Right to Perform Lessee's Covenants..........................   36
              -----------------------------------

Section 20.   Representations and Warranties of Lessee.....................   36
              ----------------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                            Page
                                                                            ----
Section 21.   Indemnification by Lessee....................................   40
              -------------------------

Section 22.   No Merger....................................................   41
              ---------

Section 23.   Notices......................................................   42
              -------

Section 24.   Amendments and Waivers.......................................   42
              ----------------------

Section 25.   Severability.................................................   43
              ------------

Section 26.   INTENTIONALLY OMITTED........................................   43

Section 27.   Limited Power of Attorney....................................   43
              -------------------------

Section 28.   Confidentiality..............................................   43
              ---------------

Section 29.   Miscellaneous................................................   44
              -------------

Section 30.   Lessor's Representations and Warranties......................   46
              ---------------------------------------

Section 31.   Application of Certain Payments..............................   48
              -------------------------------

                             ANNEXES AND SCHEDULES


SCHEDULE A -   INTENTIONALLY OMITTED

SCHEDULE B -   Removal Schedule

SCHEDULE C -   Lessor Payment Notice

SCHEDULE D -   Rent Schedule

SCHEDULE E -   Equipment Inventory Schedule and Individual Leasing Record

SCHEDULE F -   Reserves

SCHEDULE G -   Units of Equipment

SCHEDULE H -   Facility Agreements

SCHEDULE I -   INTENTIONALLY OMITTED

SCHEDULE J -   Form of Special Power of Attorney

                                LEASE AGREEMENT



     This Lease Agreement dated as of November _____, 1994 (the "Lease") is between Enserch Exploration, Inc., a Delaware corporation ("Lessor") and New Enserch Exploration, Inc., a Texas corporation ("Lessee").

     The Lessor and the Lessee hereby agree as follows:

Section 1.  Defined Terms.
            -------------

     Additional terms used in this Lease shall have the meanings assigned to such terms in the Master Lease Agreement.

     Unless the context otherwise requires, references herein in the singular shall include the plural and vice versa, and the following terms shall have the following meanings:

          "Additional Rent" - as defined in Section 3(b) hereof.
           ---------------

          "Alterations" - alterations, modifications, additions and improvements
           -----------
     to Equipment, whether Severable or Nonseverable.

          "Authorized Officers" - relative to Lessee, those of its officers
           -------------------
     whose signatures and incumbency shall have been certified to the Lessor.

          "Basic Term" - the period commencing on the Lease Commencement Date
           ----------
     and ending on the date five years thereafter, or such shorter period as may result from early termination in accordance with the provisions hereof.

          "Billing Period" - each of the periods (i) in the case of the first
           --------------
     such period, commencing on the Lease Commencement Date and ending on January 31, 1995 and (ii) in the case of each succeeding period, commencing on the first day following the last day of the immediately preceding Billing Period and ending on the day which numerically corresponds to the last day of the immediately preceding Billing Period three (3) months thereafter.

          "Business Day" - (a) any day other than a day on which banking
           ------------
     institutions in Dallas, Texas; Houston, Texas; London, England or New York, New York are authorized by law to close; and (b) relative to a payment of LIBO Rate Rent or the determination of the LIBO Rate, any day on which dealings in dollars are carried on in the New York interbank eurodollar market.

          "Casualty Occurrence" - any of the following events in respect of the
           -------------------
     Equipment: (i) the total loss of Equipment, the Constructive Total Loss of Equipment, the total loss of use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of

     Equipment permanently unfit for normal use for any reason whatsoever; (ii) any damage to Equipment which results in an insurance settlement with respect to such Equipment on the basis of a total loss; (iii) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, Equipment or any Site; or (iv) as a result of any rule, regulation, order or other action by any regulatory authority having jurisdiction, the use of Equipment or any Site in the normal course of the business of Lessee shall have been prohibited, directly or indirectly, for a period of 180 consecutive days, unless Lessee, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward all steps which are reasonably necessary or desirable to permit the normal use of Equipment which materially impairs the use of the Equipment, taken as a whole, and the Sites by Lessee or, in any event, if use of the Equipment or any Site shall have been prohibited, directly or indirectly, for a period of 24 consecutive months.

          "CERCLA" - the Comprehensive Environmental Response, Compensation and
           ------
     Liability Act of 1980, as amended.

          "Claims" - any and all liabilities, obligations, losses, damages
           ------
     (including consequential damages), penalties, fines, assessments (whether criminal or civil), claims (including claims involving liability in tort, strict or otherwise), actions, injuries, suits, judgments, costs, expenses (including without limitation, reasonable legal fees and expenses and costs of investigation), disbursements or demands whatsoever, howsoever arising, including any costs of the foregoing pertaining to health, safety of the environment or otherwise.

          "Code" - the Internal Revenue Code of 1986, as amended from time to
           ----
     time.

          "Constructive Total Loss" - a permanent taking by eminent domain of
           -----------------------
     such scope that the untaken portion of Equipment or any Site is insufficient to permit the restoration of such Equipment for continued use in Lessee's business or that deprives the remaining portion of the Equipment of adequate access or egress or that causes the remaining portion of the Equipment to be incapable of being restored to a condition that would permit its continued use in Lessee's business immediately prior to such taking, materially in compliance with laws, ordinances, rules, regulations and orders of any regulatory authority.

          "Daily Rent Charge" - for any day (whether or not a Business Day)
           -----------------
     during the term of this Lease an accrual for such day of all Equipment calculated on the Rental Balance at a rate per annum as determined in accordance with Annex I of the Master Lease:

          (i) on the Rental Balance designated from time to time as payable at the Alternate Base Rate, equal to the Alternate Base Rate from time to time in effect; or

          (ii) on the Rental Balance designated from time to time as payable at the LIBO Rate, during each LIBO Rate Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such LIBO Rate Period plus a margin of 1.75%.

          "Delivery Date" - for any Unit of Equipment, the date such Unit of
           -------------
     Equipment is delivered to the Lessee under an ILR.

          "Environmental Laws" - all applicable federal, state or local
           ------------------
     statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

          "Equipment" - an undivided 37-1/2% interest in units of equipment that
           ---------
     are subject to this Lease and identified on the Equipment Inventory Schedules delivered to Lessor from time to time, and all plans, specifications and operating, maintenance and repair manuals and records relating thereto.

          "Equipment Cost" - with respect to any Unit of Equipment, the purchase
           --------------
     price or any part of the purchase price paid by Lessor for such Unit of Equipment or the amount advanced by Lessor to Lessee for the purchase of such Unit of Equipment, including, without limitation, any sales taxes and any other costs associated with the acquisition, fabrication, preparation for, and delivery and installation, as applicable, of such Unit of Equipment.

          "Equipment Inventory Schedule" - one or more schedules substantially
           ----------------------------
     in the form of Schedule E hereto, which at any time shall list all of the Equipment subject to this Lease and any outstanding contracts entered into by Lessee on behalf of Lessor to acquire Equipment. Any Equipment Inventory Schedule once delivered to Lessor shall become part of this Lease and shall supersede all previous Equipment Inventory Schedules.

          "Equipment Management" - the selection, contracting for, determination
           --------------------
     of the price and terms of acquisition of, management and other activities in connection with the acquisition, utilization and disposition of any Unit of Equipment, including, without limitation, the removal of any Unit of Equipment pursuant to Section 6.

          "Event of Default" - as defined in Section 15 hereof.
           ----------------

          "Facility Agreements" - the Operating Agreements and the other
           -------------------
     contracts identified on Schedule H hereto.

          "Fair Market Renewal Term" - as defined in Section 16.
           ------------------------

          "Fair Market Rental Value" - in respect of any property as of any
           ------------------------
     date, the rent price that would be obtained in an arm's-length lease between an informed and willing lessee and an informed and willing lessor under no compulsion to lease and neither of which is related to Lessor or Lessee of the property in question; and in the case of the Equipment, such value is to be determined on the basis that the Equipment has been maintained in accordance with, and Lessee has complied with, the requirements of this Lease.

          "Fair Value of Equipment" - at the time such value needs to be
           -----------------------
     determined, whether for a Unit of Equipment or all Equipment, the value of a similar Unit of Equipment listed in a trade publication (acceptable to Lessor) or, in the absence of any such trade publication, the value of such Unit of Equipment as determined by an appraiser in an appraisal requested by the Lessor (using an appraiser, a method of appraisal and assumptions acceptable to Lessor), the cost of any such appraisal to be paid by Lessee.

          "Fixed Charge" - the quarterly portion of the Fixed Charge Balance
           ------------
     which applies to the current Billing Period as shown on Schedule D.

          "Fixed Charge Balance" - an amount as of the Lease Commencement Date
           --------------------
     of $16,684,000, as adjusted from time to time pursuant to this Lease.

          "Funding Sources" - the financial institutions and other funding
           ---------------
     sources which have provided capital to the Lessor pursuant to the Master Lease Agreement.

          "Hazardous Material" -
           ------------------

          (a) any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c) any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

          "Impositions" - all payments required by any public or governmental
           -----------
     authority with respect to any Unit of Equipment, any transaction contemplated by this Lease or any right or interest held by Lessor or Lessee pursuant to this Lease.

          "Indemnified Party" - as defined in Section 21 hereof.
           -----------------

          "Indemnified Risk" - as defined in Section 21 hereof.
           ----------------

          "Individual Leasing Record" or "ILR" - a record with respect to a Unit
           -------------------------      ---
     of Equipment, prepared by Lessor, in such form as Lessee and Lessor may agree from time to time, dated as of the Delivery Date and executed and delivered by Lessee to Lessor on the Delivery Date, updating the Equipment Inventory Schedule and the Rent Schedule, amending the purchase price to be paid by the Lessee pursuant to Section 16(b) to reflect the residual value of such additional Equipment, and providing for each Unit of Equipment described in the ILR, a full description, the Equipment Cost and Stipulated Loss Value in the form of Schedule E(ii) hereto, and a Fixed Charge
     Schedule in the form of Schedule E(ii) hereto.

          As between Lessor and Lessee, the signature of Lessee on an Individual Leasing Record shall constitute acknowledgment by Lessee that the Equipment has been inspected by Lessee and delivered in good condition, free and clear of all Liens and defects and accepted for lease by Lessee as of the Delivery Date and, in the case of Equipment that was not first delivered to Lessor, has been so inspected by Lessee as agent for Lessor and the Lessor's Funding Sources. The Individual Leasing Record shall contain a short form of lease to be executed by each of the parties reading substantially as follows:

          "The undersigned Lessor hereby leases to the undersigned Lessee and Lessee acknowledges delivery to it in good condition of the Equipment described above. The covenants, terms and conditions of this lease are those appearing in the Mississippi Canyon Lease Agreement between Lessor and Lessee dated as of November __, 1994, as amended, modified or otherwise supplemented from time to time, which covenants, terms and conditions are hereby incorporated by reference."

          Each ILR shall also include a certification that the Unit of Equipment does not constitute "limited use property," which shall state that it is reasonable to conclude, as of the Delivery Date, that the use of the Unit of Equipment after the end of the Term by Lessor or some other Person unrelated to Lessor that could lease or purchase the Equipment from Lessor is commercially feasible, that the useful life of such Equipment at the end of the Term will be at least 20% of the useful life of the Equipment determined as of the Delivery Date, and that the Fair Value of such Unit of Equipment at the end of the Term determined as of the Delivery Date will be approximately 20% or greater of the Equipment Cost (determined (i) without including in such fair value any increase or decrease for inflation or deflation during the Term and (ii) after subtracting from such fair value any cost to Lessor for delivery of possession of the Unit of Equipment to Lessor at the end of the Term), which certification shall be signed by the manufacturer, engineer, property manager or the appraiser which determines the Stipulated Loss Value Schedule for such Unit of Equipment. The cost of establishing that the Equipment does not constitute "limited use property" shall be paid by Lessee within five Business Days after Lessor accepts and executes the ILR with respect to a Unit of Equipment.

          "Instrument" - as defined in Section 9(c) hereof.
           ----------

          "Insurance Requirements" - all terms of any insurance policy covering
           ----------------------
     or applicable to any Unit of Equipment and all requirements of the issuer of any such policy.

          "Judgment" - any judgment, decree or order of any court or other
           --------
     governmental authority with respect to (a) any Unit of Equipment, (b) Lessor's or Lessee's respective interests hereunder in any Unit of Equipment, or (c) any sum payable by Lessee or by Lessor hereunder.

          "Lease Commencement Date" - November __, 1994.
           -----------------------

          "Lessee Purchase Option" - as defined in Section 16.
           ----------------------

          "Lessor Payment Notice" - a schedule substantially in the form of
           ---------------------
     Schedule C hereto.

          "Lessor Purchase Option" - as defined in Section 16.
           ----------------------

          "Lien" - subject to Section 11 hereof, any mortgage, attachment, lien
           ----
     (including, without limitation, any tax lien or lien arising in connection with any Imposition), charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever on, in or with respect to (a) any Unit of Equipment, (b) Lessor's or Lessee's respective interests hereunder in any Unit of Equipment, or (c) any sum payable by Lessee or Lessor hereunder.

          "Master Lease Agreement" - as defined in Section 29(l).
           ----------------------

          "Nonseverable" - with respect to any Alteration, any Alteration that
           ------------
     is not a Severable Alteration.

          "Operating Agreements" - those certain offshore operating agreements
           --------------------
     as identified on Schedule H hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with this Lease.

          "Operator's Lien" - the lien and security interest granted to the
           ---------------
     Operator (as defined in the Facility Agreements) and Non-Operators (as defined in the Facility Agreements) in the Facility Agreements that secures payment of the costs and expenses of oil and gas exploration, development and production operations.

          "Overdue Rate" - the sum of 2-1/2% plus the LIBO Rate (Reserve
           ------------                      ----
     Adjusted) then in effect or, if no Rent is being maintained by reference to the LIBO Rate, the sum of 2-1/2% plus the LIBO Rate (Reserve Adjusted) calculated using a one month LIBO Rate Period.

          "Permanent Abandonment Date" - the date upon which Lessee files an
           --------------------------
     application with the Minerals Management Service, U.S. Department of the Interior (or any successor thereto), to permanently cease production operations and commence plugging and abandonment of all wells on Mississippi Canyon 441, 485 and Ewing Bank 482.

          "Permitted Liens" - as defined in Section 11(a).
           ---------------

          "Person" - any natural person, corporation, firm, association,
           ------
     government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Quarterly Expense Charge" - for any Billing Period the sum of the
           ------------------------
     accruals for each day (whether or not a Business Day) during such Billing Period with respect to all taxes, costs, reasonable fees and other reasonable expenses of the Lessor relating to the transactions contemplated hereby, including, without limitation, amounts due pursuant to the Master Lease Agreement and expenses in connection with the filing, recording, refiling or rerecording of Uniform Commercial Code financing statements and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required or requested to be filed or recorded or refiled or rerecorded by the terms hereof or thereof.

          "Quarterly Rent Charge" - for any Billing Period the sum of Daily Rent
           ---------------------
     Charges during such Billing Period.

          "Rent" - with respect to any Billing Period, the sum of (a) the
           ----
     Quarterly Rent Charge for such Billing Period and (b) the aggregate Fixed Charges for each quarterly period during such Billing Period for all Equipment subject to this Lease during such Billing Period.

          "Rental Balance" - an amount as of the Lease Commencement Date of
           --------------
     $20,855,000, as adjusted from time to time pursuant to this Lease.

          "Rent Payment Date" - the last day of any Billing Period or, if such
           -----------------
     last day is not a Business Day, the next preceding Business Day.

          "Rent Schedule" - a schedule attached as Schedule "D" hereto, or an
           -------------
     updated schedule in the form of Schedule "D" hereto delivered pursuant to the terms of this Lease, which provides the components of Rent for any Billing Period up to and including the Stated Lease Termination Date. Such Rent Schedule shall set forth the portion of each payment of Rent attributable to the application of the

     Quarterly Rent Charge and the reduction in the Fixed Charge Balance and Rental Balance resulting from the payment of such Rent.

          "Reserves" - as defined in Section 17(d) and more fully described in
           --------
     Schedule F hereto.

          "Resource Conservation and Recovery Act" - the Resource Conservation
           --------------------------------------
     and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to
                                              -- ---
     time.

          "Severable" - with respect to any Alteration, any Alteration that can
           ---------
     be readily removed from the Equipment without damaging it in any material respect or without diminishing or impairing the value, utility, useful life or condition that the Equipment would have had if such Alteration had not been made (assuming the Equipment would have been in compliance with this Lease without such Alteration), and without causing the Equipment to become "limited use property" within the meaning of Rev. Proc. 76-30, 1976-2 C.B.
     647. Notwithstanding the foregoing, an Alteration shall not be considered Severable if such Alteration is necessary to render the Equipment complete for its intended use by Lessee (other than Alterations consisting of ancillary items of equipment of a kind customarily furnished by lessees or purchasers of property comparable to the Equipment).

          "Sites" - the interests subject of the Instruments referred to in
           -----
     Section 9(c).

          "Special Power of Attorney" - the Special Limited Power of Attorney
           -------------------------
     executed by Lessor and Lessee substantially in the form of Schedule J hereto, as amended, supplemented, restated or otherwise modified from time to time.

          "Stated Lease Termination Date" - the last day of the Term, whether
           -----------------------------
     occurring by reason of a termination of the Lease or the expiration of the Term.

          "Stipulated Loss Value" - with respect to any Unit of Equipment, an
           ---------------------
     amount equal to the product of (i) the amount equal to the Fair Value of such Unit of Equipment as of the date such Unit of Equipment was first subject to this Lease multiplied by (ii) the "Stipulated Loss Value Percentage" specified in Schedule E(i) hereto for the Rent Payment Date immediately preceding the date of such determination.

          "Stipulated Loss Value Schedule" - for each Unit of Equipment, either
           ------------------------------
     a schedule attached as Schedule E(i) hereto, or a schedule attached to an ILR in the form of Schedule E(ii) hereto, which provides the Stipulated Loss Value for each Unit of Equipment.

          "Taxes" - as defined in Section 3(d) hereof.
           -----

          "Term" - the term of the Lease, including the Basic Term and the Fair
           ----
     Market Renewal Term, if applicable.

          "Third Parties" - any Person other than (i) a Lessor, (ii) Lessee, or
           -------------
     (iii) any affiliate of any of the foregoing.

          "Transfer" - the transfer, by bill of sale or otherwise, by any Person
           --------
     of all such Person's right, title and interest in and to the property being transferred, free and clear of all Liens (except Permitted Liens), but otherwise without representation or warranty, express or implied.

          "Unit of Equipment" - each Unit of Equipment as listed on the
           -----------------
     Equipment Inventory Schedule.

          "Vendor"  - any supplier of any Unit of Equipment or part thereof.
           ------


Section 2.  Lease of Equipment.
            ------------------

     (a) Subject to the terms and conditions of this Lease, on the Lease Commencement Date, and subsequently upon the delivery of any ILR, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Equipment as identified from time to time in the Equipment Inventory Schedule, for the Basic Term, and subject to the exercise by Lessee of its rights provided in Section 16 hereof, for the Fair Market Renewal Term.

Section 3.  Payments.
            --------

     (a) Lessee covenants to pay to Lessor on the Rent Payment Date for each Billing Period the amount of Rent and the Quarterly Expense Charge, if any, due for such Billing Period. At least 10 Business Days before the Rent Payment Date for each Billing Period, Lessor shall deliver to Lessee a true and complete Lessor Expense Schedule showing the amount of Rent and the Quarterly Expense Charge, if any, attributable to such Billing Period and if the Quarterly Rent Charge as of any Rent Payment Date differs from the rate applied on the immediately preceding Rent Payment Date, the Lessor shall deliver to the Lessee an amended Rent Schedule which shall reflect the effect of such Quarterly Rent Rate on the Fixed Charge Balance for all remaining payments of Rent up to and including the expiration date of the current Term. Upon receipt of such schedule(s), Lessee shall complete and deliver to Lessor the Equipment Inventory Schedule for such Billing Period. Payment by Lessee of the Rent indicated on the Rent Schedule shall be deemed to be payment of the Rent due on the applicable Rent Payment Date; provided, however, that any errors in the computation of Rent
                   --------  -------
may be corrected by submission of a revised Lessor Expense Schedule or a revised Rent Schedule, and overpayments or underpayments of Rent shall be credited or debited, respectively, to the Rent due on the next Rent Payment Date. On or before the applicable Rent Payment Date, Lessee shall deliver to Lessor one copy of the signed and completed Rent Schedule and Equipment

Inventory Schedule. All schedules, annexes and exhibits delivered by Lessee pursuant to the provisions of this Lease constitute representations of Lessee as to the accuracy of the matters contained therein.

     (b) In addition to the Rent and the Quarterly Expense Charge, if applicable, Lessee will also pay, from time to time, as provided in this Lease, on demand of Lessor, as additional rent ("Additional Rent") to Lessor or other Persons entitled to receive the same the following:

          (i) Lessee also shall pay out-of-pocket costs and expenses incurred by Lessor after the date hereof (including, without limitation, reasonable legal fees, expenses and disbursements reasonably incurred) associated with (A) negotiating and entering into, or giving or withholding of, any future amendments, supplements, waivers or consents with respect to this Lease, (B) any Casualty Occurrence or termination of this Lease and (C) any Event of Default and the enforcement of the rights or remedies of Lessor under this Lease. Nothing herein shall reduce or otherwise limit Lessee's obligations to Lessor pursuant to the indemnity provisions contained in Section 21 of this Lease.

          (ii) All other amounts that Lessee agrees herein to pay, including without limitation, interest at the Overdue Rate on any amounts not paid when due.

     In the event of any failure by Lessee to pay any Additional Rent hereunder, Lessor shall have all the rights, powers and remedies as in the case of failure to pay Rent.

     (c) This Lease is a completely net lease and Rent, Additional Rent and all other sums payable by Lessee hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever, except as herein expressly otherwise provided. The preceding sentence shall not be construed as a waiver of any counterclaim or defense which Lessee may be able to assert in a proceeding at law or in equity. The obligations of Lessee to pay Rent, Additional Rent and all other sums payable hereunder shall be absolute, unconditional and irrevocable and shall continue unaffected by any event or circumstance whatsoever including, without limitation: (i) any damage to or loss, theft or destruction of the Equipment or any part thereof by any cause whatsoever (including, without limitation, fire, casualty or act of God or enemy or any other force majeure event); (ii) any requisition, taking or condemnation, including, without limitation, a temporary requisition, taking or condemnation of the Equipment or any part thereof; (iii) any prohibition, limitation, interference, restriction or prevention of the Lessee's use, occupancy or enjoyment of the Equipment or any part thereof by any Person; (iv) any matter affecting title to, or merchantability, condition, design, compliance with specifications, operation or fitness for use of, the Equipment or any part thereof; (v) any eviction of the Lessee from, or loss of possession by the Lessee of, the Equipment or any part thereof, by reason of title paramount or otherwise; (vi) any default by the Lessor hereunder; (vii) the invalidity or unenforceability of any provision hereof or the impossibility or illegality of performance by Lessor or the Lessee or both;
(viii) any action of any Federal, state or local governmental authority; (ix) any removal, abandonment, shutdown, salvage, or scrapping of the Equipment or any part thereof; (x) to the maximum extent permitted by law, any insolvency, bankruptcy, reorganization or similar proceeding by or against Lessee or Lessor or any other Person; (xi) any lack of right, power or authority of Lessor or Lessee to enter into this Lease or to perform the obligations hereunder, or any doctrine of force majeure, impossibility, frustration, failure of consideration, or any similar legal or equitable doctrine that Lessee's obligation to pay Rent and all other sums payable by Lessee hereunder is excused because Lessee has not received or will not receive the benefit for which it bargained, it being the intent of Lessee to assume all risks from all causes whatsoever that it does not receive such benefit; (xii) the breach or failure of any warranty, representation or certification made in this Lease or any other instrument, document or certificate delivered or to be delivered in connection herewith by Lessor; or (xiii) any other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing, and shall be separate and independent covenants and agreements, and all sums payable by Lessee hereunder shall be payable unconditionally in all events, unless the requirement to pay or perform the same shall have been modified or terminated pursuant to an express provision of this Lease. Except as expressly provided herein, Lessee waives all rights now or hereafter conferred by statute or otherwise to quit, terminate, modify or surrender this Lease or any portion thereof, or to any abatement, suspension, deferment, diminution or reduction of any sum payable by Lessee hereunder. All covenants and agreements of the Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated. Nothing herein shall be construed as a guaranty by the Lessee of any residual value in the Equipment nor prevent the Lessee from asserting in any legal action any mandatory counterclaim.

     (d) Lessee agrees that it will promptly pay all Impositions, including any sales taxes and any net income, excess profits or with holding or franchise taxes against Lessor on or measured by any monies payable hereunder or the net income therefrom (including, without limitation, any payments made pursuant to this sentence or pursuant to this Lease hereof and including, without limitation, any personal property taxes on the Equipment and all other costs assessed against Lessor on account of its acquisition, ownership, leasing or disposing of the Equipment) (such Impositions other than those excluded by clauses (i), (ii) and (iii) of the following proviso being called "Taxes"); provided, however, that Lessee shall not be obligated to pay (i) any Impositions
- --------  -------
paid by Lessor as part of the Equipment Cost of any Unit of Equipment, (ii) any Impositions which are based upon or measured by Lessor's net income, or which are in substitution for, or relieve Lessor from, any actual Imposition based upon or measured by Lessor's net income (excluding, however, Impositions imposed with respect to the payment, receipt or accrual of any indemnity payment under this Lease) or (iii) Impositions characterized under local law as franchise taxes (excluding, however, any value-added, license, property or similar Impositions). Lessee further agrees that, subject to its rights under Section 12 hereof, it will, at its expense, do all things required to be done by Lessor in connection with the levy, assessment, billing or payment of any such Impositions, and is hereby authorized by Lessor to act for and on behalf of Lessor in any and all such respects and to file, on behalf of Lessor, all tax returns and reports required to be filed by Lessor (other than Federal income tax returns and documents related thereto) concerning the Equipment. Lessee's payment obligations under this Section 3(d) shall survive the termination of this Lease.

     (e) (i) In the event that any withholding or deduction from any payment to be made by the Lessee hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Lessee will

          (x) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (y) promptly forward to the Lessor an official receipt or other documentation satisfactory to the Lessor evidencing such payment to such authority; and

          (z) pay to the Lessor such additional amount or amounts as is necessary to ensure that the net amount actually received by Lessor will equal the full amount Lessor would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lessor with respect to any payment received by the Lessor hereunder, the Lessor may pay such Taxes and the Lessee will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

          (ii) If the Lessee fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lessor the required receipts or other required documentary evidence, the Lessee shall indemnify the Lessor for any incremental Taxes, interest or penalties that may become payable by Lessor as a result of any such failure.

     (f) Unless otherwise expressly provided, all payments by the Lessee pursuant to this Lease shall be made by Lessee to the Lessor. All such payments required to be made to the Lessor shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York, New York time, on the date due, in immediately available funds, to such account as the Lessor shall specify
from time to time by notice to Lessee.   Funds received after that time shall be
deemed to have been received by the Lessor on the next succeeding Business Day. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension shall be included in computing Rent, Additional Rent, interest and fees, if any, in connection with such payment.

     (g) Any payment of Rent or the Quarterly Expense Charge that is not paid when due shall (to the fullest extent permitted by law) bear interest from and including the date when due to but excluding the date of payment thereof at a rate per annum equal to the Overdue Rate, payable upon demand.

Section 4.  Equipment Records and Schedules.
            -------------------------------

     Lessee shall maintain, on a current basis, books of proper record and account in conformity with GAAP (to the extent applicable) which books shall include, without limitation, (a) copies of all related contracts and any amendments thereto, (b) the manufacturer, model and identification number, as applicable, of each Unit of Equipment, (c) the location of each Unit of Equipment, (d) the Equipment Cost of each Unit of Equipment, and (e) a copy of the purchase invoice for each Unit of Equipment.

Section 5.  True Lease; Power of Attorney.
            -----------------------------

     (a) This Lease is an agreement of lease and does not convey to Lessee any right, title or interest in the Equipment except as a lessee.

     (b) Pursuant to the terms of the Special Power of Attorney, Lessor or its Funding Sources has designated Lessee as its attorney-in-fact for Equipment Management and in respect of certain matters under the Facility Agreements.
Such Special Power of Attorney shall not amend, modify or supersede any of the terms or provisions of this Lease in any way and, except as expressly permitted by the terms of this Lease, does not and shall not be deemed to permit Lessee
(i) to abandon, salvage, dispose, bargain, sell, convey or contract for the sale or conveyance of Units of Equipment, (ii) to demand, sue for, collect, recover or receive any moneys or sums in the name of Lessor or any Person, or (iii) execute any instrument or document on behalf of Lessor or any Person.

Section 6.  Removals Without Replacements.
            -----------------------------

     Unless, an Event of Default shall occur and be continuing, Lessee may, upon at least 10 Business Days' prior written notice to Lessor, remove any Unit of Equipment or part thereof at its own expense without replacing it (provided that such Unit of Equipment or part thereof is inappropriate or no longer functionally useful to Lessee for the intended use of the Equipment by Lessee), and title to such Unit of Equipment or part thereof shall vest in Lessee free and clear of all rights of Lessor, provided that such removal and nonreplacement does not in any material respect (i) diminish or impair the value, utility and useful life of the Equipment (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) or

(ii) result in the Equipment becoming "limited use property" within the meaning of Rev. Proc. 76-30, 1976-2 C.B. 647 (assuming, in each case, the Equipment was then of the value, utility and useful life required to be maintained hereunder). Lessee shall give prompt notice to Lessor of any warranty claim made by Lessee against any manufacturer, supplier, contractor, or Vendor of any Unit of Equipment.


Section 7.  Payment of Impositions; Further Assurances.
            ------------------------------------------

     (a) Subject to Section 12 hereof, Lessee will pay all Impositions before any fine, penalty, interest or cost may be added thereto for nonpayment and before nonpayment might result in a Lien or Judgment, and will furnish to Lessor, upon request, copies of official receipts or other satisfactory proof evidencing such payment.

     (b) Lessee, at its expense, shall execute, acknowledge and deliver from time to time such further counterparts of this Lease or such affidavits, certificates, certificates of title, bills of sale, financing and continuation statements, consents and other instruments as may be reasonably requested by Lessor in order to evidence Lessor's or its Funding Sources' title to the Units of Equipment and Lessor's interests in this Lease, and shall at Lessor's request and at Lessee's expense cause such documents to be recorded, filed or registered in such places as Lessor may request and to be re-recorded, refiled or re-registered in such places at such times as may be required by applicable law in order to maintain and continue in effect the recordation, filing or registration thereof. Unless an Event of Default shall have occurred and be continuing, Lessor or its Funding Sources shall not grant or create any Lien on any Unit of Equipment to any Person, except the Operator's Lien under the Facility Agreements securing amounts not then due and payable.

     (c) Lessee shall keep all Units of Equipment in the Mississippi Canyon Blocks 441, 442 and 485 and Ewing Bank Block 482 Offshore Louisiana, Gulf of Mexico, or in Lessee's facility located in LaFourche Parish, Louisiana (except for Units of Equipment that are in transit to such Blocks in the Gulf of Mexico or to such facility of Lessee); and except for Units of Equipment having an aggregate value (such value being the Stipulated Loss Value of such Unit of Equipment), as to Lessor's or its Funding Sources' interest, of less than $375,000, and any parts of any Units of Equipment having an individual value (such value being the original cost of such part), as to Lessor's or its Funding Sources' interest, of less than $75,000, that are removed from such Blocks for repairs in the ordinary course of business), or, upon 30 days' prior written notice to the Lessor, at such other places such that all action required or requested pursuant to Section 7(b) shall have been taken with respect to the Equipment; provided, however, that no Equipment shall be located in, on or above
           --------  -------
or used in connection with any oil or gas reserves other than the Reserves, except that the foregoing proviso shall not prohibit the Equipment being used to produce additional reserves other than the Reserves so long as such production does not interfere with production of the Reserves and such production of the Reserves continues.

Section 8.  Compliance with Insurance Requirements and Facility Agreements.
            --------------------------------------------------------------

     Lessee at its expense will promptly comply with all Insurance Requirements, and any other instruments, contracts or agreements affecting title to or ownership of the Equipment. The Lessee shall, and (so long as no Event of Default has occurred) is hereby authorized by Lessor to, fully and promptly keep, observe, perform and satisfy, on behalf of Lessor, and on behalf of itself as Operator under the Operating Agreements and as a party thereto, any and all obligations, conditions, covenants and restrictions of or on the Lessor or itself, as the case may be, under any and all Facility Agreements so that there will be no breach or default thereunder and so that the other parties thereunder shall be and remain at all times obliged to perform their obligations thereunder, and the Lessee, to the extent within its control, shall not permit to exist any condition, event or fact that could allow or serve as a basis or justification for any such Person to avoid such performance. Lessee shall further pay all costs, taxes and amounts from time to time required to be paid under or pursuant to any of the Facility Agreements and will not amend any Facility Agreement in any way which would have a material adverse effect upon the ability of Lessor or Lessee to perform its respective agreements under this Lease or in any way which would have a material adverse effect on the rights of the Lessor under this Lease or in any way which would create or purport to create any liability on the part of the Lessor under any Facility Agreement without the prior written consent of the Lessor.

Section 9.  Condition and Use of Equipment; Assignment of Warranties, Etc.;
            ---------------------------------------------------------------
            Quiet Enjoyment; Leasehold and Other Interests.
            ----------------------------------------------

     (a) The Equipment is leased AS IS, WHERE IS, AND WITH ALL FAULTS and in the condition thereof and subject to the rights of any parties in possession thereof, the state of the title thereto, and the rights of ownership therein, including, without limitation, pursuant to the Facility Agreements, in each case as in existence when the same first becomes subject to this Lease, without representations and warranties of any kind as to title by Lessor, its Funding Sources or any Person acting on behalf of any of them. LESSEE ACKNOWLEDGES AND AGREES THAT LESSOR HAS LEASED TO LESSEE AN UNDIVIDED PERCENTAGE INTEREST IN THE EQUIPMENT AND THAT LESSOR (i) IS NOT A MANUFACTURER OF, OR VENDOR OF, OR MERCHANT WITH RESPECT TO, ANY OF THE EQUIPMENT OR ANY PROPERTY OF SUCH KIND,
(ii) HAS NOT MADE NOR IS MAKING ANY WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE EQUIPMENT, INCLUDING WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, DESIGN, CONDITION, QUALITY OF MATERIAL OR WORKMANSHIP, CONFORMITY TO SPECIFICATIONS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER PRESENT OR FUTURE LAW OR OTHERWISE, AND

(iii) SHALL NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE). LESSEE ACKNOWLEDGES AND AGREES THAT (a) EACH UNIT OF EQUIPMENT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SATISFACTORY TO LESSEE, AND (b) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES.

     (b) Lessor hereby assigns to Lessee any and all warranties and indemnities of and claims against any manufacturers or Vendors relating to any Unit of Equipment (including any equipment or parts supplied therewith), and to the extent assignment of the same is prohibited or precludes enforcement of any such warranty or undertaking, Lessor hereby subrogates Lessee to its rights in respect thereof; provided, that such assignment shall remain in effect only so
                 --------
long as no Event of Default has occurred and is continuing and no condition, occurrence or event exists or has occurred which, after notice or lapse of time or both, would constitute an Event of Default. Lessor hereby authorizes Lessee, at Lessee's expense, to assert any and all claims, to prosecute any and all suits, actions and proceedings, in its own name or in the name of Lessor, in respect of any such warranty or undertaking and to retain the proceeds received. Notwithstanding anything else in this Section 9(b), Lessor shall have the rights conferred on Lessee in this Section 9(b) if Lessor incurs any unindemnified damage or liability relating to or in connection with any manufacturer's or Vendor's warranty or undertaking.

     (c) The following provisions relate to each contract, permit and license (an "Instrument") necessary in connection with the ownership and operation of the Equipment:

          (i) The Lessee covenants and agrees to perform and to observe all of the terms, covenants, provisions, conditions and agreements of the underlying Instruments including, without limitation, payment of all rent, additional rent and other charges payable under the Instrument.

          (ii) Lessee covenants and agrees that it will not do, or cause to be done or suffer or permit, any act or thing to be done which would or might cause such Instrument to be terminated or make the Lessor liable for any losses, costs, liabilities, damages, claims, penalties or other expenses arising out of or related to such Instrument.

          (iii) If any Instrument shall expire, terminate or otherwise be extinguished, the Lessee shall notify Lessor of any such occurrence, describing the nature, scope, and extent of the Instrument so expired, terminated or extinguished, then the Lessee shall promptly replace, at its sole cost and expense, such Instrument with a new instrument granting, in all material respects, the same rights under the expired, terminated or extinguished Instrument.

     (d) As between Lessee and Lessor, so long as no Event of Default shall have occurred and be continuing and no condition, occurrence or event exists or has occurred which, after notice or lapse of time or both, would constitute an Event of Default, Lessee shall have the right, subject to the terms and provisions of the Facility Agreements, to exclusive possession and use of the Equipment as to its proportionate interest therein.

     (e) Lessee will not do or fail to do, or knowingly permit, any act or thing which action or thing or failure might impair the value or usefulness of the Equipment as an integrated system for the production and safe and lawful handling of hydrocarbons and other functions contemplated by the design of such Equipment, ordinary wear and tear excepted.

Section 10.  Maintenance and Replacement of the Equipment; Operations.
             --------------------------------------------------------

     (a) Lessee, at its own expense, will cause the Equipment to be maintained in good operating order, repair and condition, in accordance with prudent industry practice and any applicable manufacturers' manuals or warranties, subject to normal wear and tear, and will use best efforts to comply with all governmental laws, rules and regulations from time to time applicable to the maintenance and operation of the Equipment and will comply with all governmental laws, rules and regulations from time to time applicable to the maintenance and operation of the Equipment the noncompliance with which would result in any material liability of Lessor or any criminal liability of any of Lessor, or any of Lessor's officers, directors, incorporators, shareholders, controlling Persons, employees or agents. Lessee shall maintain the Units of Equipment at its own expense as a prudent operator in the same or similar circumstances and in accordance with its obligations under the Facility Agreements. Lessee at its own expense will cause the Equipment to continue to have at all times the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was designed.

     (b) Lessee, at its own cost and expense, will promptly replace, or cause to be replaced, all Units of Equipment or parts thereof which may from time to time be incorporated or installed in or attached to the Equipment and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. All replacement Units of Equipment or parts thereof shall be free and clear of all Liens (other than Permitted Liens), shall be in as good operating condition as, and shall have a utility at least equal to, the Units of Equipment or parts thereof replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof) and shall have a value at least equal to the Units of Equipment or parts replaced (assuming such replaced parts and the Equipment were in the condition and repair required to be maintained by the terms hereof).

     (c) All Units of Equipment or parts at any time removed from the Equipment shall remain the property of (and title thereto shall remain in) Lessor or its Funding Sources, no matter where located, until such time as such Units of Equipment or parts shall be replaced by replacement Units of Equipment or parts which have been incorporated or installed in or attached to the Equipment and which meet the requirements for replacement Units of Equipment or parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to the Equipment as above provided, without further act or instrument, (i) title to the removed Equipment or part thereof shall thereupon vest in Lessee, free and clear of all rights of Lessor, and shall no longer be deemed Equipment hereunder; (ii) title to such replacement Equipment or part shall thereupon vest in Lessor; and (iii) such replacement Unit of Equipment or part shall become subject to this Lease and be deemed part of the Equipment for all purposes hereof to the same extent as the Units of Equipment or parts thereof originally incorporated or installed in or attached to the Equipment prior thereto.

     (d) The Lessee shall, and it shall require and ensure that any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants, occupants and any and all other Persons, at Lessee's expense, (i) comply in all material respects with all applicable Environmental Laws, and (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of, any and all Hazardous Materials in, on or, directly or indirectly, related to or in connection with the Equipment or any part thereof in a manner consistent with prudent industry practice and in compliance in all material respects with any applicable Environmental Law, and in a manner which does not pose a significant risk to human health or the environment. Lessor and Lessee hereby acknowledge and agree that Lessee's obligations hereunder with respect to Hazardous Materials and Environmental Laws are intended to bind the Lessee with respect to matters and conditions in, on, under, beneath, with respect to, affecting, related to, in connection with or involving the Equipment or any part thereof. Lessee, at its expense, will register and re-register the Equipment when necessary under applicable law.

     (e) Lessee will, at its expense, maintain or cause to be maintained and shall permit Lessor to inspect any records, logs and other materials required by any Facility Agreement or any governmental authority having jurisdiction to be maintained or filed in respect of the Equipment.

     (f) Notwithstanding the provisions of Section 6 and the foregoing provisions of this Section 10, Lessee shall not remove, replace or alter any Unit of Equipment or affix or place any accessory, equipment or device on any Unit of Equipment, if such removal, replacement, alteration or addition would impair the originally intended function or use of such Unit of Equipment so as to materially reduce the value of the Equipment, taken as a whole.

Section 11.  Liens.
             -----

     (a) Lessee will not directly or indirectly create or permit to be created or to remain, and will discharge promptly, at Lessee's expense, any Lien (other than a Permitted Lien) or Judgment. For purposes of this Lease, the term "Permitted Lien" shall include (i) this Lease and any assignment hereof, (ii) any Lien being contested as permitted by Section 12 hereof, (iii) Liens of mechanics, laborers, material men, suppliers, vendors, workmen, carriers and any other statutory or common law possessory Liens created in the ordinary course of business for sums of money (other than borrowed money) which under the terms of the related contracts are not at the time due, or (iv) the Operator's Lien pursuant to the Facility Agreements securing amounts not yet due and payable.

     (b) Lessee will not directly or indirectly create or permit to be created or to remain, and will discharge, any mortgage, attachment, lien (including without limitation, any tax lien or lien arising in connection with any payments required by any public or governmental authority), charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever on, in or with respect to its interest in the Reserves except liens of the type described in clause (a)(iii) above and the Operator's Lien pursuant to the Facility Agreements securing amounts not yet due and payable.

Section 12.  Permitted Contests.
             ------------------

     After prior notice to Lessor and provided there is no material risk of sale, forfeiture or loss of any Unit of Equipment, Lessee may at its expense contest, by appropriate proceedings conducted in good faith and with due diligence, any Imposition (other than Impositions of the type described in clauses (ii) and (iii) of the proviso of the penultimate sentence of Section 3(d)) or any Lien of the type described in Section 11(a)(iii) hereof; provided,
                                                                      --------
however, that the actions of Lessee as authorized by this Section 12 shall be
- -------
subject to the express written consent of Lessor if such actions would subject Lessor or its Funding Sources to any criminal liability or sanction for failure to pay any such Imposition or Lien. Lessee will pay, and save Lessor and its Funding Sources harmless against, all losses, judgments, decrees and reasonable costs, including attorneys' fees and expenses, in connection with any such contest and will, promptly after the final determination of such contest, pay and discharge the amounts which shall be imposed or determined to be payable therein, together with all penalties, reasonable costs and expenses incurred in connection therewith.

Section 13.  Insurance.
             ---------

     (a) Lessee will, at its own expense, and for and to the extent of its working interest as set forth in the Operating Agreement, purchase and maintain, or cause to be purchased and maintained, and in effect throughout the term of this Lease insurance with respect to public liability and with respect to the Equipment of the following types and in the following amounts:

          (i)   Property Insurance: Insurance against physical damage to the
                ------------------
                Equipment caused by "all risks" perils with a limit equal to the replacement cost of the Equipment but in no event less than the Rental Balance, or, if greater, in a sufficient amount to prevent Lessor and Lessee from becoming co-insurers of any loss, subject, however, to the exclusions in such coverage;

          (ii)  "All Risk", Builder's Risk Insurance: Insurance against "all
                 ------------------------------------
                risk" of physical loss or damage to the Equipment, subject, however, to the exclusions in such coverage, while in the course of construction, fabrication and installation with a limit equal to the replacement cost of the Equipment but in no event less than the Rental Balance, or, if greater, in a sufficient amount to prevent Lessor and Lessee from becoming co-insurers of any loss;

          (iii) General Public Liability Insurance: Insurance against third-
                ----------------------------------
                party claims for bodily injury (including death) and property damage occurring on, in or about the Equipment or resulting from activities on the Equipment, in the combined single limit amount of $25,000,000, for each occurrence;

          (iv)  Workers' Compensation Insurance: Workers' compensation insurance
                -------------------------------
                at statutory levels and employers' liability insurance, with a limit of $25,000,000 in the aggregate annually; and

          (v)   Other Insurance: Such other insurance, in such amounts and
                ---------------
                against such risks, as is reasonably requested from time to time by Lessor and agreed to in writing by Lessee;

provided, however, Lessee may in any event self-insure any portion or all of the
- --------  -------
foregoing coverages in a manner and to the extent such self-insurance is consistent with the self-insurance practices of other companies of the same size or credit rating of Lessee in the off-shore energy exploration and production industry.

     If self-insurance is not utilized, such insurance shall be written by companies selected by the Lessee and acceptable to the Lessor and, with respect to the insurance specified in clause (iii) shall include Lessor and its Funding Sources as additional insureds to the extent Lessee has agreed to indemnify such herein, and with respect to the insurance specified in clauses (i) and (ii) shall include Lessor and its Funding Sources as loss payees as their interests may appear.

     (b) The property insurance referred to in subparagraph (a)(i) for the Equipment and builder's risk insurance referred to in subparagraph (a)(ii) may be a blanket policy and (i) shall at all times be in an amount at least equal to the Stipulated Loss Value for each Unit of Equipment and (ii) any loss or damage under such property insurance policy and builder's risk insurance policy other than proceeds representing compensation for business interruption shall be payable to the Lessor to be held and applied pursuant to the terms of this Lease. Every policy required under paragraph (a) shall (i) expressly provide that it will not be canceled or terminated due to a lapse for non-payment of premium except upon thirty (30) days' written notice to the Lessor and the Lessee; (ii) intentionally omitted;
(iii) intentionally omitted; (iv) include a waiver of all rights of subrogation against the Lessor and its Funding Sources and any recourse against Lessor and its Funding Sources for payment of any premiums or assessments under any policy; and (v) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Equipment or any part thereof against the peril involved (unless Lessee shall not have any such other policies), whether collectible or not, if such other policies do not name Lessor and its Funding Sources as additional insureds. The Lessee shall advise the Lessor promptly of any policy cancellation or any change adversely affecting the coverage provided thereby.

     (c) On or before the Lease Commencement Date (or such other later date as Lessee and Lessor shall agree upon in writing), where self-insurance is not utilized, Lessee will provide Lessor with insurance certificates from insurance brokers in respect of the insurance required by Section 13(a), and thereafter, as appropriate, Lessee will give notice as to any material change in the nature of such coverage. The Lessee shall notify Lessor of any nonrenewal of any policy required hereunder. The Lessee shall not obtain or carry separate insurance concurrent in form, or contributing in the event of loss, with that required by
Section 13(a)(i) or (ii) unless the Lessor is included as additional loss payee therein, with loss payable as provided in this Lease. The Lessee shall immediately notify the Lessor whenever any such separate insurance is obtained and shall deliver to the Lessor the certificates of insurance evidencing the same as is required hereunder. Any insurance required hereunder may be provided under Lessee's blanket policies; provided that the coverage allocable to the Equipment is not less than the coverage required by this Section as separately stated.


Section 14.  Required and Optional Alterations; Title to Alterations.
             -------------------------------------------------------

     (a) Lessee at its own cost and expense, shall make (or cause to be made) all Alterations to the Equipment as may be required from time to time to meet in all material respects all requirements under applicable law (regardless of the Person upon whom such requirements, by their terms, are nominally imposed), except to the extent being contested in accordance with Section 12 hereof.

     (b) Unless an Event of Default shall have occurred and be continuing, Lessee, at its own cost and expense, may from time to time make, subject to obtaining all necessary authorizations, consents or approvals of any governmental authority and consents of Third Parties, such Alterations to the Equipment that are not required pursuant to Section 14(a) hereof as Lessee may deem desirable in the proper conduct of its business, provided that (i) such Alteration shall not diminish or impair in any material respect the value, utility or useful life of the Equipment (subject to normal interruption, in the ordinary course of business for maintenance, inspection, service, repair and testing), (ii) such Alteration shall not cause the Equipment to constitute "limited use property" within the meaning of Rev. Proc. 76-30, 1976-2 C.B. 647 and (iii) no Alterations, taken together or separately, shall violate the provisions of Rev. Proc. 75-21, 1975-1 C.B. 715 or 79-48, 1979-1 C.B. 529.

     (c) Title to each Alteration shall without further act or instrument vest in the Lessor and be deemed to constitute a part of the Equipment and be subject to this Lease, provided that any such Alteration is required pursuant to Section 14(a) hereof or is a Nonseverable Alteration. Title to all other Alterations shall vest in the Lessee or such other Person as the Lessee shall select, and the Lessee may finance the acquisition thereof in whatever manner it elects, secured or unsecured, provided that such financing does not and will not result in any Lien (other than Permitted Liens) on or with respect to the Equipment or any part thereof. Any such Alteration may be removed by the Lessee or any Person having a Lien thereon, at its own cost and expense, at any time prior to the Stated Lease Termination Date if the conditions set forth in clauses (i) and
(ii) of the proviso contained in Section 14(b) hereof are met and such removal will not cause any of the Equipment to be in violation of any applicable legal requirement. Any such Alteration may also be removed at the Stated Lease Termination Date upon not less than 90 days' prior written notice to Lessor, so long as the Equipment is restored substantially to its condition (normal wear and tear excepted) prior to the making of such Alteration, provided that such removal does not diminish or impair the performance of the Equipment at such time; and provided, further, that any Severable Alterations that are not removed from the Equipment at the time of its surrender by the Lessee shall become the property of the Lessor.

Section 15.  Events of Default and Remedies.
             ------------------------------

     (a) Each of the following acts or occurrences shall constitute an "Event of Default" hereunder:

          (i) default in the payment of Rent and Additional Rent when due and the continuance of such default for 5 days thereafter (the Lessor shall use reasonable efforts to give notice to Lessee of such default, but failure by the Lessor to give such notice shall in no way constitute a default by the Lessor under this Lease); or

          (ii) default in the payment of any other amount payable by Lessee to Lessor hereunder for 15 days after notice to Lessee of such default; or

          (iii) default by Lessee in the performance of any other covenant, liability or obligation of Lessee to Lessor and the continuance of such default for 30 days after notice to Lessee of such default from Lessor; or

          (iv) any representation or warranty made by Lessee herein or otherwise in writing in connection with or pursuant to this Lease shall be false or misleading in any material adverse respect on the date as of which made or reaffirmed and not cured for 30 days after any such representation or warranty is discovered by Lessee to have been false or misleading on the date made or reaffirmed; or

          (v) Lessee shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (B) consent to the institution of any such proceeding or the filing of any such petition, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for Lessee or for a substantial part of its property, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability or fail generally to pay its debts as they become due, or (G) take partnership or corporate action for the purpose of effecting any of the foregoing; or

          (vi) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of Lessee or of a substantial part of its property, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law,
                (B) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Lessee or for a substantial part of its property or (C) the winding-up or liquidation of Lessee; and such proceeding or petition shall continue undismissed for 60 days and the Lessor determines in its sole discretion that such proceeding or petition is not frivolous and notifies the Lessee of such determination (it being understood that Lessor need not make any investigation), or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days; or

          (vii) an event of default as defined in any mortgage, indenture, instrument, or loan agreement under which at the time of such event of default there has been issued, or by which there has been secured or evidenced, any indebtedness of Lessee for money borrowed or for the deferred purchase price of property, shall occur and shall result in indebtedness in excess of $25,000,000 in the aggregate becoming due and payable prior to the due date thereof, or any such event of default shall occur thereunder (including the giving of notice and lapse of grace period, if any) which would permit the holder of such indebtedness to declare the same due and payable prior to its stated maturity or due date and such event shall continue for more than the period of grace, if any, therein specified and a valid waiver shall not be in effect; or

         (viii) Lessee shall default in the payment when due (subject to any applicable grace period) whether by acceleration or otherwise, of any obligations (a) for borrowed money or (b) for the deferred purchase price of property, or a default shall occur in the performance or observance of any covenant, agreement or condition with respect to any of the obligations described in clauses (a)or (b) above if the effect of such default is to accelerate the maturity or term of any such obligation or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such obligation, or any trustee or agent for such holders, to cause such obligation to become due and payable prior to its expressed maturity or term; or

         (ix) Lessee shall receive notice from the Pension Benefit Guaranty Corporation indicating that it has made a determination that it will invoke its right under Section 4042(a) of the Employee Retirement Income Security Act of 1974 ("ERISA") to terminate any employee pension benefit plan ("Plan") maintained by Lessee for its employees and covered by Title IV of ERISA and such determination is not being contested in good faith and by proper proceedings by Lessee within 60 days following the receipt of such notice, or the Pension Benefit Guaranty Corporation institutes proceedings to terminate, or in connection with proceedings to terminate has a trustee appointed to administer any Plan maintained by Lessee, and such proceedings to terminate are not stayed or dismissed within 60 days following their institution, or Lessee becomes subject to employer liability under Sections 4062, 4063 or 4064 of ERISA in connection with a Plan maintained by Lessee; or

         (x) The occurrence of any environmental event involving, or the discovery of any environmental condition in, on, beneath or involving, any Unit of the Equipment (including, but not limited to, the presence, emission or release of Hazardous Materials or the violation of any applicable Environmental Law) that would have a material adverse effect on the use, occupancy, possession, value or condition of any Unit of Equipment or which would reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Lessee and which is not remedied within sixty days after the occurrence or discovery of such event or condition; or

         (xi)   INTENTIONALLY OMITTED

         (xii) Lessee shall cease for any reason to be the operator under each of the Operating Agreements; or

         (xiii) An application is filed with the Minerals Management Service, U.S. Department of Interior (or any successor thereto), to abandon any Unit of Equipment; or

         (xiv)  Lessee shall withdraw from any Operating Agreement; or

         (xv) Any party to any Operating Agreement shall commence enforcement of a lien granted by Lessee in its capacity as operator or interest owner pursuant to such Operating Agreement; or

         (xvi) Lessee's Articles of Incorporation or Bylaws shall be amended, supplemented or otherwise modified, or any provision thereof shall be waived, or Lessee shall attempt to amend, supplement or otherwise modify its Articles of Incorporation or Bylaws or waive any provision thereof, which amendment, supplement, modification or waiver would, in the reasonable opinion of Lessor, have a material adverse effect on the Lessee's ability to perform its obligations under and in connection with this Lease; or

         (xvii) Any Operating Agreement shall be amended, supplemented or otherwise modified, or any provision thereof shall be waived, which amendment, supplement, modification or waiver would, in the reasonable opinion of Lessor, (a) have a material adverse effect on the Lessee's ability to perform its obligations under and in connection with this Lease or (b) create or purport to create, any liability in respect of Lessor or its Funding Sources.

     (b) If an Event of Default shall have occurred and be continuing, Lessor may, at its option, by notice to Lessee declare this Lease to be in default, and at any time thereafter Lessor may exercise one or more of the following as Lessor in its sole discretion shall elect:

          (i) Lessor may, by notice to Lessee, rescind or terminate this Lease and all rights of Lessee hereunder to the use and possession of the Equipment;

          (ii) Lessor may (A) demand that Lessee, and thereupon Lessee shall, return the Equipment promptly to Lessor in the manner and condition required by, and otherwise in accordance with the provisions of, this Lease as if the Equipment were being returned at the end of the Term and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith, (B) take immediate possession of (to the exclusion of Lessee) the Equipment, by summary proceedings or otherwise, all without liability of Lessor to Lessee (or to any Person claiming by, through or under Lessee) for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise, except damage caused by Lessor's negligence or willful misconduct, and (C) have the option to exercise the Lessor Purchase Option (and any amounts owed to Lessee pursuant to such exercise shall be, at Lessor's option, either remitted to Lessee or applied by Lessor to offset amounts owed by Lessee hereunder);

          (iii) Whether or not any action has been taken under clause (i) or
     (ii) above, Lessor may sell the Equipment or any part thereof at public or private sale, as Lessor may determine, with or without notice to Lessee, advertisement or publication, free and clear of any rights of Lessee or of any Person claiming by, through or under Lessee and without any duty to account to Lessee with respect to such sale or any proceeds with respect thereto (except to the extent required by clause (v) or (vi) below if Lessor shall elect to exercise its rights thereunder), in which event Lessee's obligation to pay Rent hereunder for periods commencing after the date of such sale shall be terminated (except to the extent that Rent is to be included in computations under clause (v) or (vi) below if Lessor shall elect to exercise its rights thereunder);

          (iv) Lessor may hold, keep idle, use, operate or lease to others all or any part of the Equipment as Lessor in its sole discretion may determine, free and clear of any rights of Lessee (or any Person claiming by, through or under Lessee) and without any duty to account to Lessee or to any Person claiming by, through or under Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that Lessee's obligation to pay Rent for periods commencing after Lessee shall have been deprived of use of the Equipment pursuant to this clause (iv) shall be reduced by the net proceeds, if any, received by Lessor from leasing the Equipment to any Person other than Lessee for the same periods or any portion thereof;

          (v) Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise its rights under clause (ii), (iii) or (iv) above, demand, by written notice to Lessee specifying a payment date which shall be a Rent Payment Date not earlier than 10 days after the date of such notice, that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the Rent Payment Date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Rent due after the Rent Payment Date specified in such notice), any unpaid Rent due through the Rent Payment Date specified in such notice plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Overdue Rate from the Rent Payment Date specified in such notice to the date of actual payment);

                (A) if Lessor takes possession of the Equipment, an amount equal to the excess, if any, of such Stipulated Loss Value over the Fair Value of the Equipment as of the Rent Payment Date specified in such notice;

                (B) if Lessor takes possession of the Equipment, an amount equal to the excess of (1) the present value as of the Rent Payment Date specified in such notice of all remaining installments of Rent until the end of the Basic Term or Fair Market Renewal Term, as the case may be, discounted semiannually at a rate of 10% per annum, over (2) the present value as of such payment date of the Fair Market Rental Value of the Equipment until the end of the Basic Term or the Fair Market Renewal Term, as the case may be, discounted semiannually at a rate of 10% per annum; or

                (C) an amount equal to the Stipulated Loss Value, computed as of the Rent Payment Date specified in such notice, and upon payment thereof and all other amounts then due by Lessee hereunder, Lessor shall Transfer the Equipment to Lessee;

          (vi)  If Lessor shall have sold all the Equipment pursuant to clause
     (iii) above, Lessor, in lieu of exercising its rights under clause (v) above with respect to the Equipment, may (but shall not be obligated to) demand that Lessee pay to Lessor and Lessee shall pay to Lessor on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Rent due for periods commencing after the next Rent Payment Date following the date of such sale), any unpaid Rent due through such Rent Payment Date, plus the amount of any deficiency between Stipulated Loss Value, computed as of such Rent Payment Date, and the net proceeds of such sale, together with interest at the Overdue Rate on the amount of such Rent and such deficiency from the date of such sale until the date of actual payment; or

          (vii) Lessor may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

     (c) In addition to the foregoing, Lessee shall be and remain liable for paying or reimbursing Lessor for (i) any and all Rent and other amounts due and payable under this Lease prior to any such Event of Default, and (ii) all costs and expenses incurred by Lessor (including reasonable fees and expenses of counsel) in connection with any exercise of its remedies provided in this Section 15(c).

     (d) No rescission or termination of this Lease, in whole or in part, or repossession of the Equipment or exercise of any remedy under Section 15(b) shall, except as specifically provided therein, relieve Lessee of any of its liabilities and obligations hereunder. In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto and including all costs and expenses incurred in connection with the return of the Equipment in the manner and condition required by, and otherwise in accordance with the provisions of, this Lease as if the Equipment were being returned at the end of the Term. At any sale of the Equipment or any part thereof pursuant to Section 15(b), Lessor may bid for and purchase such property.

     (e) To the extent permitted by, and subject to the mandatory requirements of, applicable law, each and every right, power and remedy under Section 15(b) or otherwise available to Lessor shall be cumulative and shall be in addition to every other right, power and remedy, and each and every right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of exercise of any such right, power or remedy shall not exhaust the same or be construed to be a waiver of the right to exercise at the same time or thereafter the same or any other right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy shall restrict Lessor from exercising the same or any other right, power or remedy thereafter nor be construed to be a waiver of any Event of Default or to be an acquiescence therein. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

Section 16.  Lessee's Renewal Option; Purchase Options of Lessee and Lessor;
             ---------------------------------------------------------------
             Surrender of Equipment.
             ----------------------

     (a)  Lessee's Renewal Option.
          -----------------------

     Upon the expiration of the Basic Term, if no Event of Default, Casualty Occurrence or Constructive Total Loss shall have occurred and be continuing, Lessee may, upon at least 30 and not more than 60 days' irrevocable prior written notice to Lessor, elect to renew the Lease upon the same terms and conditions for a period of five years (the "Fair Market Renewal Term"); provided that the Rent obligation during such Fair Market Renewal Term shall be determined by reference to a Fixed Charge Balance which reflects the Fair Market Rental Value as determined at the commencement of such Fair Market Renewal Term.

     (b)  Lessee's Purchase Option.
          ------------------------

          (i) Unless a Default, Event of Default, Casualty Occurrence or Constructive Total Loss shall have occurred and be continuing, Lessee shall have the right, upon at least 30 and not more than 60 days' irrevocable prior written notice to Lessor, to purchase from Lessor (the "Lessee Purchase Option") all of the Equipment upon the expiration of the Basic
                       ---
     Term for an amount equal to $5,370,000 or such other increased amount as adjusted pursuant to this Lease.

          (ii) Lessee shall pay the purchase price to Lessor on the date fixed for such purchase and Lessee shall simultaneously pay to Lessor all Rent and all other amounts, if any, due or accrued through such purchase date, whereupon Lessor shall Transfer the Equipment and the Term shall end.

     (c)  Lessor Purchase Option.
          ----------------------

          (i)   (x) Upon expiration of the Basic Term in the event that either
     (A) Lessee has not provided notice of its intention to exercise the Lessee Purchase Option in accordance with Section 16(b) or (B) that Lessee has not provided notice of its intent to exercise its option in Section 16(a), (y) upon expiration of the Fair Market Renewal Term, if elected, or (z) upon the termination of the Lease or the repossession of Equipment by Lessor following an Event of Default, Lessor shall have the right to purchase (the "Lessor Purchase Option") in accordance with the Facilities Agreements, Lessee's interest in the Mississippi Canyon Block 441 Unit as identified in Schedules F, G and H hereto at a purchase price equal to the fair market value of such interest as of the date of such purchase, as determined in accordance with accepted industry standards by an independent appraiser having a national reputation and experience in appraising the value of oil and gas reserves and offshore production facilities, chosen by mutual agreement between Lessor and Lessee. The parties hereby agree to use their best efforts to obtain such appraisal as soon as is reasonably practical after the occurrence of any of the events in clause (x), (y) or (z) above.

          (ii) Lessor shall pay the purchase price to Lessee on the date fixed for such purchase after deducting from such amount Rent and all other amounts, if any, due or accrued through such purchase date, whereupon Lessee shall Transfer its interest in the Mississippi Canyon Block 411 Unit as identified in Schedules F, G and H hereto and the Term shall end.

     (d)  Surrender of Equipment.
          ----------------------

     Unless all right, title and interest in the Equipment shall have been or is being transferred to Lessee or unless Lessee shall have paid Stipulated Loss Value with respect to the Equipment, in each case, pursuant to this Lease, Lessee shall, upon the expiration of the Term or the earlier termination of the Lease as provided herein, return the

Equipment to Lessor or to any transferee or assignee of Lessor and deliver therewith a complete set, current as of the date of such return, of all customary operating manuals, logs and plans and specifications necessary or appropriate for the proper operation and maintenance of the Equipment, together with all maintenance and repair reports prepared during the Term in respect of such Equipment. At the time of such return, the Equipment (i) shall be, at a minimum, in the condition required by Section 10, (ii) shall be in good working order and shall include all Alterations made by Lessee to the extent such Alterations become the property of Lessor pursuant to Section 14, (iii) shall be free and clear of all Liens, except Permitted Liens, and (iv) shall not be "limited use property" within the meaning of Rev. Proc. 76-30, 1976-2 C.B. 647. Lessee shall assign to Lessor all warranties, registrations, licenses and permits, to the extent permitted under applicable law, required to be possessed by Lessee or Lessor with respect to the Equipment.

Section 17.  Information: Financial Information.
             ----------------------------------

     (a) Lessee will deliver to Lessor (in as many copies as to provide one for Lessor and its Funding Sources and as otherwise may be reasonably requested),
(i) within 90 days after the end of each quarter of each fiscal year of Lessee, a statement, executed by an Authorized Officer of Lessee, certifying (A) the dates to which the sums payable hereunder have been paid, that this Lease is unmodified and in full force and effect (or, if there have been modifications thereto, that this Lease is in full force and effect as modified), (B) that no Event of Default and, to the best of the knowledge of Lessee, no event which, with the giving of notice or the lapse of time, or both, would become such an Event of Default, has occurred and is continuing (or specifying the nature and period of existence of any thereof and what action Lessee is taking or proposes to take with respect thereto), and (C) that the representations and warranties of Lessee set forth in Section 20 hereof are true with the same effect as though such representations and warranties had been made on the date of such statement (except for any such representations and warranties which expressly relate to an earlier date), it being intended that any such statement may be relied upon by Lessor, and (ii) promptly upon acquiring actual knowledge of the occurrence of an Event of Default or the occurrence or existence of any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default, written notice specifying the nature and period of existence thereof and what action Lessee is taking or proposes to take with respect thereto.


     (b) Lessee will deliver to Lessor (in as many copies as to provide one for Lessor and its Funding Sources and as Lessor may otherwise reasonably request) with all reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Lessee, as the Lessor may from time to time reasonably request in order to evaluate the Lessee's ability from time to time to fulfill its obligations under the Lease so long as the Lessor states at the time that the Lessor believes the Lessee may be unable ultimately to fulfill such obligations.

     (c) Lessee shall deliver to Lessor with all reasonable promptness any reports made to any governmental authorities by Lessee as operator under any Facility Agreement in respect of the Equipment and any other information regarding the Equipment or the operations thereof that Lessor may reasonably request and that Lessee either possesses or can acquire with reasonable effort or expense and which Lessee is not prohibited from disclosing by confidentiality restrictions of the type customarily entered into in the industry.

     (d) On or before March 31 of each year, Lessee shall deliver to Lessor copies (so as to provide a copy to Lessor and its Funding Sources) of the relevant portions of the annual reserve report required by Lessee for corporate accounting purposes. Such reserve report shall be dated as of January 1 of the current year, commencing January 1, 1995 and shall be prepared by DeGolyer and McNaughton or such other independent petroleum engineering firm as may be satisfactory to both Lessor and Lessee. The report shall set forth separately the proved producing and proved non-producing oil and gas reserves (the "Reserves") attributable to the oil and gas leases and the lands affected thereby (as more fully described on Schedule F hereto) on which any Unit of Equipment is located or in connection with which any Unit of Equipment is purchased, leased or used and a projection of future production, associated costs, future net revenue and present value in respect of such Reserves; such projections shall be adjusted to include the effects, if any, which non-participation elections by Lessee under any Operating Agreement have on future production, associated costs, future net revenue and present value.

     (e) Lessee shall deliver annually to Lessor a report of an authorized officer of Lessee as to the status of the Equipment, containing a brief description and the value of any Units of Equipment replaced, or any part thereof removed or replaced (with a value in excess of the amount set forth in Section 7(c) herein on the Equipment since the Lease Commencement Date, or since the date of the prior report delivered by Lessor to its Funding Sources and certifying that the Equipment is in good operating order, repair and condition and that Lessee has complied with all other covenants and agreements of Lessee set forth in Section 10 hereof.

     (f) Lessor shall use reasonable efforts to deliver to Lessee, upon Lessee's request (such request to be made no more than once to Lessor in any calendar year) a certificate substantially in the form of Schedule K hereto; provided, however, that failure by Lessor to deliver such certificate shall in
- --------  -------
no way constitute a default by Lessor hereunder and shall in no way relieve Lessee of its obligations hereunder.

     (g) Lessee shall deliver to Lessor concurrently with the annual report referred to in Section 17(e) above, (1) certificates of insurance (or other evidence acceptable to Lessor) setting forth the nature and extent of insurance maintained by Lessee in accordance with Section 13 and (2) a certificate from Lessee's insurance broker to the effect that all insurance (except for self-insurance) listed in such certificate or such evidence is written by responsible, financially sound insurance companies.

Section 18.  Inspection; Right to Enter Premises of Lessee.
             ---------------------------------------------

     Lessor and its Funding Sources or their authorized representatives may (i) enter, at its own risk, the premises of Lessee at reasonable times upon reasonable advance notice in order to inspect the Equipment (subject to the availability thereof for inspection) and to inspect, audit and make copies of all documents and instruments in the possession of Lessee that are reasonably necessary or appropriate for Lessor or such authorized representatives to determine the truth and accuracy of any schedule, annex, exhibit or representation delivered or made hereunder or compliance by Lessee with any of the agreements herein contained and (ii) discuss the condition and performance of the Equipment with the responsible officers of the Lessee, and Lessee agrees to take such reasonable and customary steps as are appropriate to facilitate such inspections and discussions. Lessor and its Funding Sources shall not incur any liability or obligation for not making any such inspection or for not conducting any such discussion. Notwithstanding the provisions of Section 18, such inspections of the Equipment located in the Gulf of Mexico shall be at the sole cost, risk and expense of Lessor and its Funding Sources and subject to Lessee's discretion as operator to bar access to the Units of Equipment for safety reasons. Such inspections of Equipment located in the Gulf of Mexico shall be performed under Lessee's supervision as operator.

Section 19.  Right to Perform Lessee's Covenants.
             -----------------------------------

     Subject to Section 12 hereof, if Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder, Lessor, upon notice to or demand upon Lessee but without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee. All payments and expenses (including, without limitation, reasonable attorneys' fees and expenses) made or incurred by Lessor in connection with such payment or performance shall be remitted by Lessee to Lessor upon its demand therefor.

Section 20.  Representations and Warranties of Lessee.
             ----------------------------------------

     Lessee represents and warrants as follows:

     (a) Lessee is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas. Lessee has all requisite corporate power and corporate authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. Lessee is duly qualified and in good standing in each United States jurisdiction in which the failure so to qualify would have a material adverse effect on Lessee.

     (b) Lessee has all necessary corporate power and corporate authority to execute and deliver this Lease and to carry out the provisions hereof. All corporate action on the part of Lessee which is required for the valid and binding execution and delivery of, and compliance with, this Lease by Lessee has been duly and effectively taken. This Lease constitutes a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

     (c) To the best of its knowledge, Lessee has filed all tax returns, statements, filings, notices and reports required to be filed by it and, except for permitted contests pursuant to Section 12 hereof, has paid all taxes shown due on such returns, statements, filings, notices and reports as well as all other taxes, assessments and governmental charges which have become due (other than tax assessments and charges payable without being deemed delinquent).

     (d) Except as otherwise previously disclosed to Lessor in writing, there is no action, suit, or proceeding, or, to the knowledge of Lessee, investigation, now pending or, to the knowledge of Lessee, threatened, at law or in equity or by or before any court, agency, board, commission, governmental instrumentality or other tribunal (i) in which it is not probable that Lessee's position will prevail or that a settlement for less than $25,000,000 can be reached, and (ii) if determined adversely to Lessee, would materially adversely affect the financial condition of Lessee or the ability of Lessee to carry on its business or to perform its obligations under this Lease. Lessee, to the best of its knowledge after reasonable investigation, is not in, and following consummation of the transactions contemplated hereby will not be in, breach of or default under any provision of any indenture, mortgage, agreement, instrument, undertaking for the payment of money, deed of trust, evidence of debt or instrument to which it is a party or by which it is bound or, to the best of its knowledge after reasonable investigation, in violation of any provision of any law, rule or regulation, or in violation of any decree, ruling, judgment, order or injunction applicable to it or in violation of its Certificate of Incorporation or Bylaws.

     (e) To the best of Lessee's knowledge after reasonable investigation, neither Lessee nor any of its properties or assets is subject to any contract or agreement (including, without limitation, any Operating Agreement), any provision of its Certificate of Incorporation or Bylaws or other corporate restriction, any law or any order, rule, ruling, certificate, license, regulation, judgment, injunction or demand of any country, state, territory or political subdivision thereof or of any court, agency, board, commission, governmental instrumentality or other tribunal which materially adversely affects the ability of Lessee to carry on its business as presently conducted or to perform its obligations under this Lease or under any Facility Agreement. The execution and delivery of, and performance and compliance with, this Lease by Lessee (i) do not and will not under currently applicable laws and regulations (except for routine matters of compliance involving licensing, registering, operating and disposing of any Unit of Equipment which Lessee has no reason to believe will not be obtained, when necessary in the ordinary course of business and which, if not obtained, would not affect the validity or enforceability of this Lease) require the consent, approval, authorization of any Person or governmental authority, body or agency except any consent, approval or authorization that has been duly obtained or will have been duly obtained as required, (ii) do not and will not contravene any provision of any law, rule, regulation, decree, ruling, judgment, order or injunction currently applicable to or binding upon Lessee, and (iii) do not and will not contravene, or result in the creation or imposition of any Lien on any property of Lessee or on any Unit of Equipment pursuant to the provisions of, result in the acceleration of any obligation of Lessee under, or result in a condition or event which constitutes an event of default under or breach of, any indenture, mortgage, agreement, undertaking for the payment of money, deed of trust, evidence of debt or instrument or any Facility Agreement now applicable to or binding upon Lessee or any Unit of Equipment.

     (f) Lessee is not an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (g) Lessee is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (h) To the best of Lessee's knowledge, after reasonable investigation, (i) all facilities and property (including underlying groundwater) owned, leased, or operated by Lessee have been, and continue to be, owned, leased or operated by Lessee in material compliance with all Environmental Laws as they exist on the date hereof such that any event or occurrence of non-compliance with any Environmental Law, singly or in the aggregate, does not have, and may not reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Lessee, (ii) there have been no past, and there are no pending or threatened, claims, complaints, notices or inquiries to, or requests for information received by, Lessee with respect to any alleged violation of, or regarding potential liability under, any Environmental Law which has, or which may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Lessee, and (iii) no environmental condition exists which would have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Lessee.

     (i) All factual information heretofore or contemporaneously furnished by or on behalf of Lessee in writing to Lessor for purposes of or in connection with this Lease or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Lessee or any to Lessor will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Lease by Lessor, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

     (j) Lessee will, after giving effect to the acquisition of each Unit of Equipment by the Lessor and the leasing of such Equipment by

Lessor to Lessee pursuant hereto, be in possession of and operating in material compliance with the rules and regulations of the Federal, state and local governmental authorities having jurisdiction over oil and gas exploration and production operations on the Outer Continental Shelf in the Gulf of Mexico. Without limiting the foregoing, Lessee will conduct its operations of the Units of Equipment in compliance with the rules, regulations and orders of the Minerals Management Service, U.S. Department of the Interior or any successor thereto and Lessee will comply with the requirements of the affected oil and gas leases and all permits, rights-of-way, easements, consents, certificates and licenses affecting the Units of Equipment and the Reserves. Without limiting the generality of the foregoing, all insurance and other evidence of financial responsibility maintained by Lessee meets or exceeds all Federal, State and local laws, rules and regulations applicable to Lessee and its business. The Lessee has delivered to the Lessor on the date hereof a list setting forth substantially all of the consents that may be required as provided in the preceding sentence which have not been obtained as of the date hereof.

     (k) The Lessee is not in default or breach of any material term, covenant or provision of any Facility Agreement.

     (l) Except as contemplated by Section 20(e) hereof, the Lessee is not required to obtain the consent, approval or authorization of, or make declaration or filing with any governmental authority for the valid execution and delivery and performance of this Lease or the acquisition or operation of any Unit of Equipment in accordance with the terms and provisions hereof.

     (m) The execution and delivery of, and performance and compliance with, this Lease and the acquisitions and ownership of the Equipment by Lessor do not and will not under currently applicable laws and regulations require the consent, approval or authorization of any Person or governmental authority, body or agency other than those consents, approvals or authorizations required to be obtained by a Lessor as a result of Lessor's legal or regulatory status.

     (n) Lessee is not engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no advances by Lessor to Lessee pursuant to this Lease will be used for a purpose which violates, or would be inconsistent with, Regulation G, U or X of the Board of Governors of the Federal Reserve System or any successor thereto. Terms for which meanings are provided in Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     (o) The Operating Agreements and other contracts identified on Schedule H hereto constitute all of the material contracts relating to or affecting the Units of Equipment and the exploration, development and production of the Reserves, other than contracts relating to the acquisition, use, construction or fabrication of the Equipment entered into with one or more Vendors and other than contracts relating to the transportation or marketing of oil and gas.

Section 21.  Indemnification by Lessee.
             -------------------------

     Lessee shall pay, and shall protect, indemnify and save harmless Lessor and its officers, directors, partners, employees and agents (individually an "Indemnified Party" and collectively, the "Indemnified Parties") from and against all liabilities, taxes, losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), including liabilities, taxes, losses, obligations, claims, damages, penalties, causes of action, suits, costs, and expenses arising from their own negligence, and judgments of any nature, irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought, (collectively the "Indemnified Risks") arising from or relating to (i) Lessee's respective agreements or obligations contained in this Lease or the Master Lease Agreement (including all obligations in respect of payments or otherwise hereunder or thereunder), (ii) Lessor's and its Funding Sources' ownership and leasing of any and all Units of Equipment during the term of this Lease, (iii) all acts or omissions of Lessee or any sublessee or bailee of any Unit of Equipment, (iv) any failure by Lessee to comply with all govern mental rules and regulations applicable to the maintenance and operation of the Equipment, (v) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release of any Hazardous Material or the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any Unit of Equipment or any property related to or associated with the use of any Unit of Equipment (including, without limitation, the property in Mississippi Canyon Blocks 441, 442 and 485 and Ewing Bank Block 482), of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) regardless of whether caused by, or within the control of, Lessee, (vii) the Operator's Lien or any enforcement thereof, (viii) any Imposition, Lien, Judgment, tax, or other payment which Lessee is obligated to discharge or pay to any Person other than Lessor, or (ix) any action or omission of Lessee pursuant to the Special Power of Attorney, except to the extent that a court of competent jurisdiction in a final judgment determines that an Indemnified Risk resulted from the gross negligence or willful misconduct of such Indemnified Party and except that this
Section 21 shall not limit the effect of the proviso in Section 3(d) hereof. If any claim, action, suit or proceeding arising from any of the foregoing is brought against Lessor or any other Indemnified Party, Lessee will have the right, at Lessee's expense, to resist and defend such action, suit or proceeding or cause the same to be resisted and defended, provided, that (a) counsel
                                               --------------
designated by Lessee is reasonably acceptable to the Indemnified Party, (b) Lessee will have acknowledged in writing that this Section 21 will cover any Indemnified Risks in any such claim, action, suit or proceeding, (c) in the sole determination of such Indemnified Party, Lessee has the financial ability to pay such Indemnified Risks and (d) Lessee shall thereafter consult with the Indemnified Party upon such party's request for consultation from time to time with respect to such claim, action, suit or proceeding, but such Indemnified Party shall be entitled (but not obligated) to participate jointly in such defense, in which case (x) if all conditions in clauses (a), (b), (c), and (d) of the foregoing proviso have been satisfied (as determined by the Indemnified Party in its discretion), then such Indemnified Party will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense other than the reasonable costs of investigation, or (y) if any condition in clause (a), (b), (c) or (d) of the foregoing proviso has not been satisfied (as determined by the Indemnified Party in its discretion), then Lessee will be responsible for the Indemnified Party's reasonable legal fees and other expenses, if any, related to such defense incurred subsequent to the joint participation by such Indemnified Party in such defense, including the reasonable costs of investigation. If an Indemnified Risk shall be fully covered by valid and collectible insurance provided pursuant to
Section 13 hereof, Lessee or its counsel shall have full power and authority to litigate, compromise or settle such Risk; provided that Lessee or its counsel shall not enter into any compromise or settlement of any non-monetary claims without the Indemnified Party's prior written consent. The obligations of Lessee under this Section 21 shall survive any termination of this Lease, in whole or in part.

Section 22.  No Merger.
             ---------

     There shall be no merger of this Lease or of the leasehold interest created by this Lease with the absolute ownership interest in the Equipment by reason of the fact that the same entity may acquire or own or hold, directly or indirectly
(a) this Lease or the leasehold interest created by this Lease or any interest in this Lease or in such leasehold interest and (b) the absolute ownership or any other interest in any Equipment, and no such merger shall occur unless and until all entities having any interest in (i) this Lease or the leasehold interest created by this Lease and (ii) the absolute ownership or other interest in the Equipment shall join in an instrument effecting such merger and shall duly record the same.

Section 23.  Notices.
             -------

          All notices, demands, instructions and other communications required or permitted hereunder to be given to or made upon any party to this Lease shall be effective when received in writing, by prepaid telex or by telecopy, and shall be deemed to have been duly given when personally delivered or otherwise actually received, or five days after it shall have been deposited in the United States mail, registered or certified, postage prepaid, addressed as follows:

To Lessee:   New Enserch Exploration, Inc.
             1817 Wood Street
             Dallas, Texas  75201-5699



             Attention:  Controller
             Telecopy: 214-573-3005

To Lessor:   Enserch Exploration, Inc.
             1817 Wood Street
             Dallas, Texas  75201-5699

             Attention:  Controller
             Telecopy: 214-573-3005


or in each case at such other address as the party concerned may designate by notice duly given in accordance with this Section 23.

Section 24.  Amendments and Waivers.
             ----------------------

     The provisions of this Lease and of each other document executed in connection herewith may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Lessee and Lessor.

No failure or delay on the part of the Lessor in exercising any power or right under this Lease or any other document executed in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Lessee in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lessor under this Lease or any other document executed in connection herewith shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 25.  Severability.
             ------------

     Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 26.  INTENTIONALLY OMITTED.

Section 27.  Limited Power of Attorney.
             -------------------------

     The power of attorney granted by Lessor to Lessee in the Special Limited Power of Attorney is to be construed and interpreted as a special, limited power of attorney. The Lessee is authorized to take action only in connection with the matters described in this Lease and the Special Power of Attorney. Any of these powers of attorney may be revoked at any time by the Lessor giving the Lessee written notice of such revocation.

Section 28.  Confidentiality.
             ---------------

     Subject to Section 3(c) hereof, the definition of Daily Rent Charge, the information contained in Annex I to the Master Lease and the information in
Section 3 hereof, shall not be disclosed by Lessee during the term of this Lease and for one year after the expiration or termination of this Lease except any such information which:

          (i)   has been disclosed to the public by a Lessor;

          (ii) is in or becomes part of the public domain through no fault of Lessee; or

          (iii) is required to be disclosed by operation of law.

Upon application to any court having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants herein.

     Lessor agrees to maintain the confidentiality of information provided by Lessee hereunder in accordance with Annex II to the Master Lease.

Section 29.  Miscellaneous.
             -------------

     (a) The terms and provisions of this Lease supersede all prior agreements, negotiations, understandings, and discussions, if any, whether oral or written, between Lessor and Lessee with respect to the transactions contemplated hereby.

     (b) Notwithstanding anything to the contrary contained in this Lease, the execution of this Lease and any other instrument or document executed in connection herewith shall not impose upon any director, officer or employee of Lessee or Lessor or Lessor's Funding Sources' personal liability for the Lessee's, Lessor's or Lessor's Funding Sources' respective obligations under this Lease or any other instrument or document executed in connection herewith; provided the foregoing shall not relieve any such director, officer or employee of personal liability for his or her fraud or intentional misconduct.

     (c) The captions and the Table of Contents in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     (d) THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REFERENCE TO ANY CONFLICT OR CHOICE OF LAW PRINCIPLES), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     (e) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS LEASE, ANY RELATED DOCUMENT OR ANY OTHER AMENDMENT, INSTRUMENT, AGREEMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LESSOR OR LESSEE SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT

COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT
                                             --------  -------
SEEKING ENFORCEMENT AGAINST ANY EQUIPMENT OR OTHER PROPERTY MAY BE BROUGHT, AT THE LESSOR'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH EQUIPMENT OR OTHER PROPERTY MAY BE FOUND. LESSEE HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. LESSEE FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. LESSEE HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT LESSEE HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, LESSEE HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS LEASE, ANY RELATED DOCUMENTS AND ANY AMENDMENT, INSTRUMENT, AGREEMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH.

     (f) Nothing in this Lease, express or implied, shall give to any Person, other than the parties hereto and their respective successors and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Lease.

     (g) So long as no Event of Default has occurred, to the extent that Lessor has by the terms of the Special Limited Power of Attorney and Sections 3(d), 3(e), 6, 7(b) and 10(b) of this Lease authorized Lessee to take any action for or on their behalf, granted Lessee a limited power of attorney or designated Lessee to be Lessor's lawful representative, such authorization, grant, and designation shall be construed as the grant by Lessor to Lessee of an express limited power of attorney coupled with an interest.

     (h) This Lease may be executed in two or more counterparts and by the different parties on separate counterparts, each of which shall constitute an original but which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof or facsimile copies of the signature page hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to Lessor.

     (i) LESSEE HEREBY WAIVES ALL PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, AS AMENDED, (OTHER THAN SECTION 17.555, PERTAINING TO CONTRIBUTION AND INDEMNITY) TO THE EXTENT APPLICABLE TO THE TRANSACTIONS CONTEMPLATED HEREBY. LESSEE FURTHER REPRESENTS AND WARRANTS TO LESSOR THAT LESSEE (1) HAS ASSETS OF $5,000,000 OR MORE, (2) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE LESSEE TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED

BY THIS LEASE, (3) IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THIS LEASE AND SUCH TRANSACTIONS AND (4) IS NOT IN A DISPARATE BARGAINING POSITION RELATIVE TO THE LESSOR.

     (j) THIS WRITTEN LEASE AND THE SPECIAL POWER OF ATTORNEY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     (k) EACH OF LESSEE AND LESSOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     (l) THIS LEASE IS SUBJECT AND SUBORDINATE TO THE TERMS, OBLIGATIONS, CONDITIONS AND DEFINITIONS OF THAT CERTAIN MASTER LEASE AGREEMENT, DATED AS OF APRIL 30, 1992 AMONG CERTAIN INSTITUTIONS, AS LESSORS, EP OPERATING COMPANY LIMITED PARTNERSHIP, AS LESSEE, AND CIBC LEASING INC., AS AGENT, AS IT MAY BE AMENDED FROM TIME TO TIME (THE "MASTER LEASE AGREEMENT") __________________________________________. THE LESSEE ACKNOWLEDGES FOR THE
BENEFIT OF THE LESSOR AND ITS FUNDING SOURCES THAT, IN THE EVENT THAT THE MASTER LEASE SHALL BE TERMINATED OR CANCELLED PRIOR TO THE STATED LEASE TERMINATION DATE AS A RESULT OF DEFAULT BY THE LESSEE UNDER THIS LEASE, LESSOR MAY IN ITS DISCRETION, TERMINATE THIS LEASE. THE LESSEE FURTHER ACKNOWLEDGES THAT THE LESSOR SHALL BE SUBJECT TO NO OBLIGATION OR LIABILITY TO THE LESSEE AS A RESULT OF SUCH TERMINATION OR CANCELLATION.

Section 30. Lessor's Representations and Warranties.
            ---------------------------------------

     The Lessor represents and warrants to the Lessee that:

     (a)  Existence.  (i) The Lessor is a corporation duly organized and validly
          ---------
existing under the laws of the State of Delaware; (ii) the Lessor has all requisite corporate power, and all material governmental licenses, authorizations, consents and approvals necessary, to own its Property and carry on its business as now being or as proposed to be conducted and is in material compliance with all requirements under applicable law; (iii) Lessor is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would result in a material adverse change; and (iv) Lessor is in good standing in the jurisdiction of its organization and each such jurisdiction in which it is qualified to do business except where the failure to be in good standing would not result in a material adverse change.

     (b) Litigation.  Except as disclosed to the Lessee, there are no legal or
         ----------
arbitral proceedings or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Lessor) threatened against the Lessor which, if adversely determined, could result in a material adverse change.

     (c) No Breach.  Except as set forth herein, the execution and delivery of
         ---------
this Agreement and the other Operative Documents, the transactions herein contemplated and compliance with the terms and provisions hereof will not conflict with or result in a breach of, or require any consent of any Person not already obtained, under the bylaws of Lessor, or any applicable Legal Requirement, or any agreement or instrument to which the Lessor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument.

     (d) Action.  The Lessor has all necessary corporate power and authority to
         ------
execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party, and the execution, delivery and performance by it of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on its part; and this Agreement and the other Operative Documents constitute the legal, valid and binding obligation of each of the parties thereto, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting creditor's rights and to general principles of equity.

     (e) Approvals.  Except as set forth herein, no authorizations, approvals or
         ---------
consents of, and no filings or registrations with, any governmental authority are necessary for the execution, delivery or performance by the Lessor of this Agreement and the other Operative Documents to which they respectively are parties, or for the validity or enforceability thereof.

     (f) No Material Misstatements.  No information, exhibit or report furnished
         -------------------------
to the Lessor in connection with the negotiation and administration of this Agreement contains any material misstatement of fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     (g) Regulatory Matters.  The Lessor has not violated any provisions of any
         ------------------
requirement under applicable law which would result in a material adverse change, and the Lessor, except as provided herein, made all necessary filings, certificate applications, report filings, and any other filings or certifications, and have received all necessary regulatory authorizations required under said laws and regulations with respect to all of their respective operations and properties so as not to result in a material adverse change. Said material filings, certificate applications, report filings, and other filings and certifications contain no untrue statements of material facts nor do they omit any statements of material facts necessary in said filings.

Section 31.  Application of Certain Payments.
             -------------------------------

     Payments received at any time by Lessor or Lessee pursuant to Section 9(b) or from any governmental authority, insurer or other Person with respect to any destruction, damage, loss, condemnation, confiscation, theft or seizure of or requisition of title to the Equipment or any part thereof during the Term whether or not constituting a Casualty Occurrence or with respect to a Constructive Total Loss or any and all indemnification rights and warranties assigned pursuant to Section 9(b) shall be applied to pay or to reimburse Lessee for repairs to or restoration or replacement of property in respect of which such payment was received and, after completion of such repairs, restoration or replacement, the balance, if any, of such payments shall be divided between Lessor and Lessee as their interests may appear.

                            INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                       LESSOR:

                                       Enserch Exploration, Inc.,



                                       By:___________________________
                                           GARY J. JUNCO
                                           President


                                       LESSEE:

                                       New Enserch Exploration, Inc.

                                       By:___________________________
                                       Name:_________________________
                                       Title:________________________

                                  SCHEDULE A

                             INTENTIONALLY OMITTED

                                  SCHEDULE B

                     REMOVAL SCHEDULE TO THE MASTER LEASE


                                     Dated


                                                          Only Shown for
                                                       Equipment Removed by
                                                      Third Party Sale as to
                                                         which there is a
                                                            Deficiency
                                                    --------------------------
    (1)           (2)          (3)          (4)         (5)           (6)
                                                                   Fair Value
Description     Date of   Undepreciated   Removal   Unguaranteed      of
of Equipment     Sale         Cost        Payment       Value      Equipment
- ------------    -------   -------------   -------   ------------   -----------





Totals                    -------------   -------   ------------   ----------
                          $               $         $              $

     Payment to accompany schedule shall be from totals shown above:

          A.   Aggregate Undepreciated Cost
               (column (3) total)

          B.   Aggregate Deficiency
               (column (5) total minus
               column (6) total)              $
                                               -------------------------

     AGGREGATE REMOVAL PAYMENT (A minus B)    $
                                               -------------------------

                                       NEW ENSERCH EXPLORATION, INC.



                                       By:
                                          ------------------------------
                                       Title:
                                             ---------------------------

                                 SCHEDULE C(i)

                             LESSOR PAYMENT NOTICE

                                    [Date]


For Billing Period Ended
                        -------------------------

     In accordance with the terms of Section 3 of the Lease Agreement, dated as of November ___, 1994, between Enserch Exploration, Inc. ("Lessor") and New Enserch Exploration, Inc. ("Lessee"), the following amounts shall be paid by Lessee to Lessor on the Rental Payment Date:

(1)  Rent attributable to the Quarterly Rent Charge
                                                       ---------------
(2)  Rent attributable to the Fixed Charge
     Balance/Rental Balance
                                                       ---------------
(3)  Quarterly Expense Charge
                                                       ---------------
(4)  Additional Rent
                                                       ---------------
                                            Total:
                                                       ---------------
     Attached as Schedule D is an updated Rent Schedule which reflects a change in Quarterly Rent Charge, if applicable.

                                       NEW ENSERCH EXPLORATION, INC.



                                       -------------------------------
                                       Name:
                                       Title:

                                  SCHEDULE D

                                 RENT SCHEDULE


                                (See Attached)

                                 SCHEDULE E(i)

            EQUIPMENT INVENTORY SCHEDULE AND STIPULATED LOSS VALUE


    (1)         (2)          (3)          (4)        (5)          (6)          (7)
                                                               Stipulated
                         Contractor/                           Loss Value
                           Vendor     Construction             (Original
Description              Description  Status (In              Lease Amount
 of Unit of              of Contract  Progress/                Less Unpaid   Equipment
Equipment    Book Value  in Progress  Completed)    Location  Fixed Charge)    Cost
- -----------  ----------  -----------  ------------  --------  -------------    ----








TOTAL        $




                                       NEW ENSERCH EXPLORATION, INC.



                                       By:
                                          ------------------------------
                                       Name:
                                       Title:
                                       Date:

                                 SCHEDULE E(ii)


                           INDIVIDUAL LEASING RECORD
                         (for newly acquired Equipment)


    (1)                (2)                (3)                (4)

                   Description of
Delivery Date    Unit of Equipment   Equipment Cost   Stipulated Loss Value
- ---------------  -----------------   --------------   ---------------------









     I certify that the Unit of Equipment does not constitute "limited use property." It is reasonable to conclude, as of the Delivery Date, that the use of the Unit of Equipment after the end of the Term by Lessor or some other Person unrelated to Lessor that could lease or purchase the Equipment from the Lessor is commercially feasible, that the useful life of such Equipment at the end of the Term is at least 20% of the useful life of the Equipment determined as of the Delivery Date, and that the Fair Value of such Unit of Equipment at the end of the Term determined as of the Delivery Date is at least 20% of the Equipment Cost.

     Dated this ___ day of __________________, ______.



                                       ---------------------------------
                                       By:
                                             ---------------------------
                                       Title:
                                             ---------------------------

................................................................................

     The undersigned Lessor hereby leases to the undersigned Lessee and Lessee acknowledges delivery to it in good condition of the Equipment described above. The covenants, terms and conditions of this lease are those appearing in the Lease Agreement between Lessor and Lessee dated as of November __, 1994, as amended, modified or otherwise supplemented from time to time, which covenants, terms and conditions are hereby incorporated by reference.

LESSEE:                                     LESSOR:

New Enserch Exploration, Inc.               Enserch Exploration, Inc.


- ---------------------------------           ---------------------------------
By:                                         By:
   ------------------------------                 ---------------------------
Title:                                      Title:
      ---------------------------                 ---------------------------

                                   SCHEDULE F

                                    RESERVES


Reserves shall refer to Lessee's interest in the proved producing and proved non-producing oil and gas reserves attributable to the following oil and gas leases and the lands affected thereby:

Oil and Gas Leases
- ------------------

1. Oil and Gas Lease effective as of April 1, 1982, from the United States of America, as Lessor, to Conoco Inc., Getty Oil Company, and Oxy Petroleum, Inc., as Lessees bearing Serial No. OCS-G 5080, and covering all of Block 441, Mississippi Canyon, OCS Official Protraction Diagram NH 16-10.

2. Oil and Gas Lease effective as of August 1, 1988, from the United States of America, as Lessor, to Petrofina Delaware, Incorporated, and EP Operating Company, as Lessees, bearing Serial No. OCS-G 9814, and covering all of Block 485, Mississippi Canyon, OCS Official Protraction Diagram NH 16-10.

3. Oil and Gas Lease effective as of August 1, 1988, from the United States of America, as Lessor, to Petrofina Delaware, Incorporated, and EP Operating Company, as Lessees, bearing Serial No. OCS-G 9762, and covering all of Block 482, Ewing Bank, OCS Official Protraction Diagram NH 15-12.

                                  SCHEDULE G

                              UNITS OF EQUIPMENT


     DESCRIPTION
     OF EQUIPMENT
     ------------

     SHALLOW WATER FACILITY
     ----------------------

     FIRE WATER PUMP
     ENGINE GENERATOR SETS
     PRODUCTION SKID
     HEAT MEDIUM SYSTEM
     AIR COMPRESSOR
     PIG LAUNCHER/REC HEATER
     PRODUCTION MANIFOLD
     WATER TREATMENT
     VENT SCRUBBER
     MASTER CONTROL PANEL
     FIRE FIGHTING EQUIPMENT
     SEWAGE TREATMENT SKID
     METHANOL STORAGE TANK
     CONTROL BLDG MCC/SWITCHGEAR
     JACKET/JACKET SYSTEMS
     DECK/DECK SYSTEMS
     PIGGING GAS COMPRESSOR
     CONDENSATE SURGE TANK
     QUARTERS HELIDECK
     INTERCONNECT PIPING SYSTEM

     SUBSEA SYSTEM
     -------------

     DRILL/PRODUCTION TEMPLATE A&B
     TREE A1
     TREE A2
     TREE A3
     TREE B1
     TREE B2
     TREE B3
     WELL CONTROL SYSTEM

     FLOWLINES
     ---------

     "A" BUNDLE
     "B" BUNDLE
     "A" CONNECTOR SLEDS
     "B" CONNECTOR SLEDS
     "A" FLOWLINE RISER
     "B" FLOWLINE RISER

                                  SCHEDULE H

                              FACILITY AGREEMENTS


Operating Agreements
- --------------------

1. Offshore Operating Agreement, dated May 1, 1982, between Conoco, Inc. and Getty Oil Company, et al. governing operations conducted on Mississippi Canyon 441, Outer Continental Shelf, Gulf of Mexico, as amended June 1, 1985 between Conoco, Inc. and Texaco Producing Inc. et al., and as further amended in January and February, 1986, and as amended and ratified, October 25, 1990 between EP Operating Company, as Operator, and Agip Petroleum co. Inc. and-Petrofina Delaware, Incorporated, as Non-Operators.

2. Offshore Operating Agreement dated September 30, 1988, but effective October 15, 1987, between EP Operating Company, as Operator, and Petrofina Delaware, Incorporated, Non-Operator, governing operations conducted on Mississippi Canyon 485, Outer Continental Shelf, Gulf of Mexico, as accepted by Agip Petroleum co. Inc pursuant to that certain Assignment of Interest in Oil and Gas Lease dated February 12, 1990 between EP Operating Company, Assignor, and Agip Petroleum co. Inc., Assignee.

3. Offshore Operating Agreement dated September 30, 1988, but effective October 15, 1987, between EP Operating Company, as Operator, and Petrofina Delaware, Incorporated, Non-Operator governing operations conducted on Ewing Bank 482, Outer Continental Shelf, Gulf of Mexico, as accepted by Agip Petroleum co. Inc pursuant to that certain Assignment of Interest in Oil and Gas Lease dated February 12, 1990 between EP Operating Company, Assignor, and Agip Petroleum co. Inc., Assignee.

4. Unit Operating Agreement and Unit Agreement, dated ______________, between EP Operating Company, as Operator, Agip Petroleum co. Inc. and Petrofina Delaware, Incorporated as Non-Operators, unitizing and governing operations conducted on Mississippi Canyon 441, 485 and Ewing Bank 482. (Upon execution, the Unit Operating Agreement and Unit Agreement will supersede the Operating Agreements identified above in items 1, 2 and 3.)

Other Facility Agreements
- -------------------------

5. Offshore Gas Gathering Agreement, dated April 23, 1992, between EP Operating Company, Agip Petroleum co. Inc. and Petrofina Delaware Incorporated, as Producers, and Koch Hydrocarbon Company, as Gatherer.

                                  SCHEDULE I

                             INTENTIONALLY OMITTED

                                    SCHEDULE J

                       SPECIAL LIMITED POWER OF ATTORNEY
                       ---------------------------------


STATE OF LOUISIANA     (S)
                                  (S)
PARISHES OF PLAQUEMINES,          (S)
LAFOURCHE, JEFFERSON              (S)


     In accordance with the terms of that certain Lease Agreement ("Lease"), dated as of __________________, Enserch Exploration, Inc., a Delaware corporation, 1817 Wood Street, Dallas, Texas ("Lessor") has leased to New Enserch Exploration, Inc., a Texas corporation, 4849 Greenville Avenue, Suite 1200, Dallas, Texas ("Lessee") an undivided 37.5% interest in and to certain equipment ("Units of Equipment") described in Exhibit "A" for use in Lessee's oil and gas operations. Definitions contained in the Lease are incorporated by reference herein. The Units of Equipment are to be operated by Lessee in accordance with the terms of those certain Facilities Agreements ("Facilities Agreements") identified in Exhibit "A."

     Pursuant to and in accordance with the terms of the Lease, Lessor hereby appoints Lessee as its Attorney-In-Fact for the following purposes:

     To perform all acts which Lessee may deem necessary for the acquisition, construction, fabrication, management, operation, modification, abandonment, salvage and disposal of the Units of Equipment;

     To contract with all vendors, contractors and suppliers for supplies, materials and services affecting the Units of Equipment;

     To contract for, purchase or otherwise acquire the Units of Equipment or to grant, bargain, sell, convey or contract for the sale or conveyance of the Units of Equipment;

     To effect any of the above described transactions to any person or entity for such price or prices, and on such terms as Lessee may deem proper and to make, execute, acknowledge, deliver or accept, a good and sufficient deed of conveyance or Bill of Sale for the Units of Equipment;

     To pay for, exchange or otherwise settle accounts for the acquisition of supplies, materials or services affecting the Units of Equipment;

     To ask for, demand, collect, recover, and receive all moneys which may become due and owing by reason of such conveyances, whether by deed, contract, Bill of Sale or other instruments or to pay for, exchange or otherwise settle accounts for the acquisition of supplies, materials or services affecting the Units of Equipment;

     To ask for, demand, collect, and recover, each in the name of Lessee, any and all sums that may be due on account of any damage that may have arisen by reason of trespass or other damage to any of the Units of Equipment;

     To maintain records and manage accounts affecting the Units of Equipment;

     To manage correspondence and conduct communications with parties owning interests in the Units of Equipment;

     To manage correspondence and conduct communications with Federal, state and local government agencies with regard to matters affecting the Units of Equipment, including, but not limited to, the acquisition of all permits, licenses, rights of way, easements and mineral leases (other than the Lease), if any, affecting the Units of Equipment;

     To perform acts deemed necessary by Lessee, in its sole discretion, to fulfill its obligations and responsibilities regarding the operation of the Units of Equipment, and to perform acts necessary to be done in and about the premises, as amply and fully and to all intents and purposes as Lessor could do if acting on its own behalf.

     This Special Limited Power of Attorney and the Lease do not convey nor otherwise vest in Lessor any interest in, or rights under, the Facilities Agreements and Lessor shall not be deemed a party to the Facilities Agreements. Lessee retains all rights of ownership of a working interest owner under the Facility Agreements and such rights are unaffected by this Special Limited Power of Attorney and the Lease. Lessor assumes no liability or responsibility whatsoever for payment obligations incurred by Lessee nor shall Lessor be liable in any manner for acts or omissions of Lessee under the Facilities Agreement or acts or omissions outside of the scope of this Special Limited Power of Attorney.

     Except as to persons having actual or constructive knowledge of a modification or termination of this Special Limited Power of Attorney, the recordation of this instrument in the appropriate records of Plaquemine, LaFourche and Jefferson Parishes, Louisiana shall be conclusive as to the authority of the Lessee to perform the functions and exercise the powers herein granted. The authority of the within-appointed Attorney-in-Fact to exercise any powers herein shall remain in force and effect until termination of the Lease or until recordation of a Notice of Termination of this Special Limited Power of Attorney in the records of Plaquemines, LaFourche and Jefferson Parishes, Louisiana, whichever occurs first.

     This Special Limited Power of Attorney is executed as of the
________________________________.

WITNESSES:                               ENSERCH EXPLORATION, INC.


______________________________         By:___________________________

______________________________         Title:________________________

     "LESSOR"

WITNESSES:                               NEW ENSERCH EXPLORATION, INC.


______________________________
                                       By:___________________________
______________________________            GARY J. JUNCO
                                          President

     "LESSEE"

STATE OF                        (S)
                                (S)
COUNTY OF                       (S)

     BEFORE ME, the undersigned Notary Public, on this day personally appeared _______________________, to me personally known, who, being by me duly sworn did say that he is the _______________________ of ENSERCH EXPLORATION, INC., a Delaware Corporation, and that the instrument was signed in behalf of the corporation by authority of its Board of Directors and that _______________________ acknowledged the instrument to be the free act and deed of the corporation.

     SWORN to and subscribed before me, this ____ day of __________, 19__.

My Commission Expires:


[STAMP]                                __________________________
                                       Notary Public



STATE OF TEXAS                  (S)
                                (S)
COUNTY OF DALLAS                (S)

     BEFORE ME, the undersigned authority, on this day personally appeared GARY
J. JUNCO, to me personally known, who, being duly sworn, did depose and say:

     That he is the President of NEW ENSERCH EXPLORATION, INC., a Delaware corporation and that the instrument was signed in behalf of the corporation by authority of its Board of Directors, as Managing General Partner of EP OPERATING COMPANY, a Texas limited partnership, and that GARY J. JUNCO acknowledged the instrument to be the free act and deed of the corporation, as Managing General Partner of EP OPERATING COMPANY, a Texas limited partnership.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of ________________, 19___.

My Commission Expires:


[STAMP]
                                       __________________________
                                       Notary Public